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As filed with the Securities and Exchange Commission on September 11, 2018

Registration Statement No. 333-226425

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
Amendment No. 1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kimbell Royalty Partners, LP

Delaware (State or other jurisdiction of incorporation or organization)	47-5505475 (I.R.S. Employer Identification Number)

777 Taylor Street, Suite 810
Fort Worth, Texas 76102
(817) 945-9700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

R. Davis Ravnaas
President and Chief Financial Officer
777 Taylor Street, Suite 810
Fort Worth, Texas 76102
Tel: (817) 945-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeff M. Dobbs
William T. Heller IV
Mayer Brown LLP
700 Louisiana, Suite 3400
Houston, Texas 77002
Tel: (713) 238-3000
Fax: (713) 238-4888

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)

Primary Offering by Kimbell Royalty Partners, LP:

Common Units representing limited partner interests	—	—	—	—

Preferred Units representing limited partner interests	—	—	—	—

Partnership Securities representing limited partner interests	—	—	—	—

Warrants	—	—	—	—

Rights	—	—	—	—

Total	(1)		$200,000,000	$24,900

Secondary Offering by the Selling Unitholders:

Common Units representing limited partner interests	15,945,946(4)	(5)	$357,189,190.40(6)	$44,470.05(7)

Total			$557,189,190.40	$69,370.05(8)

(1)
With respect to the primary offering, there are being registered hereby an indeterminate number of securities of each identified class, which shall have an aggregate initial offering price not to exceed $200,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered in the primary offering hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of security splits, security dividends or similar transactions.

(2)
With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)
The 15,945,946 common units consist of 10,000,000 common units that were issued to certain of the selling unitholders named in this prospectus and 5,945,946 common units issuable upon conversion of 110,000 Series A Cumulative Convertible Preferred Units (the "Series A Preferred Units"), which Series A Preferred Units were issued to certain of the selling unitholders named in this prospectus. In addition, pursuant to Rule 416(a) under the Securities Act, the common units being registered for the selling unitholders include such indeterminate number of common units as may be issuable as a result of unit splits, unit dividends or similar transactions.

(5)
With respect to the offering of common units by the selling unitholders named herein, the proposed maximum offering price per common unit will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for our common units on July 24, 2018, as reported on the New York Stock Exchange.

(7)
Calculated in accordance with Rule 457(c) under the Securities Act.

(8)
Previously paid.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling unitholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2018

PROSPECTUS

$200,000,000

KIMBELL ROYALTY PARTNERS, LP

Common Units
Preferred Units
Partnership Securities
Warrants
Rights

15,945,946 Common Units Offered by the Selling Unitholders

         We may from time to time, in one or more offerings, sell, in one or more series, the following securities under this prospectus, which we refer to collectively as the "securities":

  •
  common units representing limited partner interests in Kimbell Royalty Partners, LP;

  •
  preferred units representing limited partner interests in Kimbell Royalty Partners, LP;

  •
  partnership securities representing limited partner interests in Kimbell Royalty Partners, LP;

  •
  warrants to purchase common units, preferred units or partnership securities; and

  •
  rights to purchase common units, preferred units or partnership securities.

         This prospectus may also be used by the selling unitholders (as defined below), from time to time in one or more offerings, of up to 15,945,946 common units held by such selling unitholders at prices and on terms that will be determined at the time of any such offerings. "Selling unitholders" refers to the selling unitholders named in this prospectus or in any supplement to this prospectus or certain transferees, assignees or other successors-in-interest that received units from the selling unitholders (collectively, the "selling unitholders").

         We will not receive any proceeds from the sale of common units owned by the selling unitholders. For a detailed discussion of the selling unitholders, please read "Selling Unitholders."

         We and the selling unitholders may sell these securities through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $200,000,000.

         This prospectus describes the general terms of these securities and the general manner in which we or the selling unitholders will offer them. The specific terms of any securities that we or the selling unitholders offer will, if not included in this prospectus or the information incorporated by reference herein, be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling unitholders will offer the securities, and also may add, update or change information contained in this prospectus. The names of any underwriters and the specific terms of a plan of distribution will be stated in a supplement to this prospectus.

         You should read this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein carefully before you invest in any of our securities. You should also read the documents we have referred you to in the "Where You Can Find More Information" and "Information We Incorporate by Reference" sections of this prospectus for information about us, including our financial statements.

         Our common units are traded on the New York Stock Exchange (the "NYSE") under the symbol "KRP." We will provide information in the prospectus supplement for the trading market, if any, for any preferred units, partnership securities, warrants and rights we may offer.

         Investing in our securities involves a high degree of risk. Limited partnerships are inherently different from corporations. You should carefully consider the risks relating to investing in our securities and each of the other risk factors described under "Risk Factors" beginning on page 7 of this prospectus before you make an investment in our securities.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

        You should not assume that the information contained in the documents incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the respective dates of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus or any prospectus supplement.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell from time to time up to $200,000,000 of our securities. In addition, the selling unitholders may from time to time sell up to 15,945,946 of our common units.

        This prospectus provides you with a general description of Kimbell Royalty Partners, LP and the securities that are registered hereunder. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Each time a selling unitholder sells common units with this prospectus, such selling unitholder is required to provide you with this prospectus and any related prospectus supplement containing specific information about the terms of that offering. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC and is accurate as of the date stated in such report. Before you invest in our securities, you should carefully read this prospectus, including the "Risk Factors," any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find More Information" in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their Public Reference Room. Our SEC filings are also available at the SEC's website at http://www.sec.gov which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can also obtain information about us on our website at http://www.kimbellrp.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

 INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC (which does not include any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        The documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), including all such documents we may file with the SEC after the date of the registration statement that includes this prospectus and prior to the effectiveness of the registration statement that includes this prospectus, are incorporated by reference in this prospectus until the termination of all offerings under this registration statement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 9, 2018;

  •
  our Definitive Information Statement on Schedule 14C, filed on August 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed on May 11, 2018 and August 10, 2018, respectively;

  •
  the description of our common units contained in our Registration Statement on Form 8-A, filed on February 2, 2017; and

  •
  our Current Reports on Form 8-K or 8-K/A filed on February 8, 2018, March 8, 2018, April 3, 2018, May 1, 2018, June 1, 2018, July 18, 2018, July 27, 2018, July 30, 2018 and September 11, 2018.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, Texas 76102
(817) 945-9700

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements and information contained in or incorporated by reference in this prospectus may constitute "forward-looking statements." Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

  •
  the outcome of any legal proceedings that may be instituted against us or others relating to the actions described in the definitive information statement on Schedule 14C we filed with the SEC on August 31, 2018 (the "Information Statement"), or the transactions contemplated thereby;

  •
  the effect of the announcement of the Tax Election (as defined below) or the Restructuring (as defined below) on our customer relationships, operating results and business generally;

  •
  the risks that the Tax Election disrupts current plans and operations;

  •
  the amount of the costs, fees, expenses and charges related to the Tax Election and the Restructuring;

  •
  the failure to satisfy the conditions required to obtain the unitholder approval described in the Information Statement;

  •
  the failure to realize the anticipated benefits of the Haymaker Transactions (as defined below), our issuance of the Series A Preferred Units (as defined below), the Tax Election or the Restructuring;

  •
  our ability to execute our business strategies;

  •
  the volatility of realized prices for oil, natural gas and natural gas liquids ("NGLs");

  •
  the level of production on our properties;

  •
  the level of drilling and completion activity by the operators of our properties;

  •
  regional supply and demand factors, delays or interruptions of production;

  •
  our ability to replace our reserves;

  •
  our ability to identify and complete acquisitions of assets or businesses;

  •
  general economic, business or industry conditions;

  •
  competition in the oil and natural gas industry;

  •
  the ability of the operators of our properties to obtain capital or financing needed for development and exploration operations;

  •
  title defects in the properties in which we invest;

  •
  uncertainties with respect to identified drilling locations and estimates of reserves;

  •
  the availability or cost of rigs, completion crews, equipment, raw materials, supplies, oilfield services or personnel;

  •
  restrictions on or the availability of the use of water in the business of the operators of our properties;

  •
  the availability of transportation facilities;

  •
  the ability of the operators of our properties to comply with applicable governmental laws and regulations and to obtain permits and governmental approvals;

  •
  federal and state legislative and regulatory initiatives relating to the environment, hydraulic fracturing, tax laws and other matters affecting the oil and gas industry;

  •
  future operating results;

  •
  exploration and development drilling prospects, inventories, projects and programs;

  •
  operating hazards faced by the operators of our properties;

  •
  the ability of the operators of our properties to keep pace with technological advancements; and

  •
  certain factors discussed elsewhere in this prospectus.

        For additional information regarding known material factors that could cause our actual results to differ from our historical experience and our present expectations or projections, please see "Risk Factors" in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any prospectus supplement. The risk factors and other factors included in this prospectus, any prospectus supplement or incorporated by reference herein or therein could cause our actual results to differ materially from those contained in any forward-looking statement.

        Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

 ABOUT KIMBELL ROYALTY PARTNERS, LP

        Unless the context otherwise requires, references to "Kimbell Royalty Partners, LP," "our Partnership," "we," "our," "us" or like terms refer to Kimbell Royalty Partners, LP and its subsidiaries. References to "our general partner" refer to Kimbell Royalty GP, LLC. References to "our Sponsors" refer to affiliates of our founders, Ben J. Fortson, Robert D. Ravnaas, Brett G. Taylor and Mitch S. Wynne, respectively. References to "Kimbell Holdings" refer to Kimbell GP Holdings, LLC, a jointly owned subsidiary of our Sponsors and the parent of our general partner. References to the "Contributing Parties" refer to all entities and individuals, including affiliates of our Sponsors, that contributed, directly or indirectly, certain mineral and royalty interests to us. References to "Kimbell Operating" refer to Kimbell Operating Company, LLC, a wholly owned subsidiary of our general partner, which entered into separate services agreements with certain entities controlled by affiliates of our Sponsors and Benny D. Duncan as described herein.

        We are a Delaware limited partnership formed in 2015 to own and acquire mineral and royalty interests in oil and natural gas properties throughout the United States of America ("United States"). As an owner of mineral and royalty interests, we are entitled to a portion of the revenues received from the production of oil, natural gas and associated NGLs from the acreage underlying our interests, net of post-production expenses and taxes. We are not obligated to fund drilling and completion costs, lease operating expenses or plugging and abandonment costs at the end of a well's productive life. Our primary business objective is to provide increasing cash distributions to unitholders resulting from acquisitions from our Sponsors, the Contributing Parties and third parties and from organic growth through the continued development by working interest owners of the properties in which we own an interest.

Pending Tax Election and Restructuring

        On August 31, 2018, we filed the Information Statement with the SEC to inform our unitholders that, on July 23, 2018, the holders of a majority of our outstanding common units and our outstanding Series A Cumulative Convertible Preferred Units (the "Series A Preferred Units") voting on an as-converted basis, voting together as a class (collectively, the "Consenting Unitholders"), approved by written consent, in lieu of a meeting of unitholders, among other things, the amendment and restatement of our partnership agreement in connection with our decision to change our United States federal income tax status from a pass-through partnership to an entity taxable as a corporation by means of a "check-the-box" election. Pursuant to Rule 14c-2 of the Exchange Act, the written consent will become effective on or after September 20, 2018, which is 20 calendar days following the date that the Information Statement was first sent or given to our unitholders.

        Pursuant to a Recapitalization Agreement dated as of July 24, 2018 by and among us, our general partner, Kimbell Royalty Operating, LLC (the "Operating Company"), our wholly owned subsidiary, the Kimbell Art Foundation, Haymaker Minerals & Royalties, LLC, Haymaker Management, LLC and certain affiliates of Haymaker Resources, LP (Haymaker Minerals & Royalties, LLC, Haymaker Management, LLC and such affiliates of Haymaker Resources, LP, collectively, the "Haymaker Holders") and Haymaker Resources, LP, (i) our equity interest in the Operating Company will be recapitalized into 13,886,204 newly issued common units of the Operating Company ("OpCo Common Units") and 110,000 newly issued Series A Cumulative Convertible Preferred Units of the Operating Company ("OpCo Series A Preferred Units"), (ii) the Haymaker Holders and the Kimbell Art Foundation will deliver and assign to us the 10,000,000 and 2,953,258 common units they own, respectively, in exchange for (a) 10,000,000 and 2,953,258 newly issued Class B common units representing limited partner interests in us (the "Class B Units"), respectively and (b) 10,000,000 and 2,953,258 newly issued OpCo Common Units, respectively, and (iii) we will amend and restate the limited liability company agreement of the Operating Company (the "Operating Company Agreement") to reflect these transactions (collectively, the "Restructuring"). At the consummation of the Restructuring, we will enter into an exchange agreement with the Haymaker Holders, the Kimbell Art

Foundation, our general partner and the Operating Company (the "Exchange Agreement") granting the Haymaker Holders and the Kimbell Art Foundation the right to exchange their OpCo Common Units and Class B Units for our common units.

        In connection with the Restructuring, we will change our United States federal income tax status from "partnership" to "corporation" by means of a "check-the-box" election (the "Tax Election," and, together with the Restructuring and related transactions described in the Information Statement, the "Up-C Transaction").

        As a result of the Up-C Transaction, the Operating Company will be treated for United States federal income tax purposes as a continuation of the tax partnership previously conducted by us. We will be the managing member of the Operating Company and the Haymaker Holders and the Kimbell Art Foundation will be non-managing members. Our decisions in our capacity as managing member of the Operating Company will be made by our general partner. The non-managing members will have limited voting rights and will be entitled to distributions.

        The holders of the OpCo Series A Preferred Units will be entitled to receive distributions in respect thereof prior to the distribution of amounts in respect of the OpCo Common Units. Thereafter, the Operating Company will distribute its remaining available cash to holders of the OpCo Common Units on a pro rata basis. We will be the only holder of the OpCo Series A Preferred Units, which will be substantively the same as the Series A Preferred Units. The purpose of the OpCo Series A Preferred Units is to ensure that the Series A Preferred Units have a priority on distributions over the OpCo Common Units.

        For a more complete description of the Up-C Transaction, please read the Information Statement.

Executive Offices

        Our principal executive offices are located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102, and our phone number is (817) 945-9700. Our website address is http://www.kimbellrp.com/. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. You should carefully consider the following risk factors and all of the other information included in this prospectus, any prospectus supplement, and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by quarterly and other reports and documents we file with the SEC that are incorporated by reference herein, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition, results of operations, and cash available for distribution could be materially adversely affected. In that event, we might not be able to make distributions on our common units, the trading price of our common units, preferred units, partnership securities, warrants or rights could decline, and you could lose all or part of your investment. If we or any selling unitholder sell any securities pursuant to a prospectus supplement, we or such selling unitholder may include additional risk factors relevant to such securities in such prospectus supplement.

Risks Related to the Up-C Transaction

         Our sole cash-generating asset is our membership interest in the Operating Company and we are accordingly dependent upon distributions from the Operating Company to pay taxes and cover our expenses.

        We are a holding company and we have no material assets other than our membership interest in the Operating Company. We have no independent means of generating revenue. To the extent the Operating Company has available cash, we intend to cause the Operating Company to make distributions to its unitholders, including us, in an amount sufficient to cover all applicable taxes at assumed tax rates and to reimburse us for our expenses. To the extent that we need funds and the Operating Company is restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

         We may incur substantial income tax liabilities on our allocable share of income from the Operating Company.

        As a result of the Tax Election, we will be classified as a corporation for United States federal income tax purposes and for state income tax purposes in most states in which we do business. Current law provides that we will be subject to federal income tax on our taxable income at the United States corporate tax rate, which is currently 21.0%, and to state income tax at rates that vary from state to state. The amount of cash available for distribution to you will be reduced by the amount of any such income taxes payable by us. For additional information, please read "Material United States Federal Income Tax Consequences—Tax Consequences to United States Holders—Treatment of Distributions."

         Taxable gain or loss on the sale of our common units could be more or less than expected.

        A holder of common units generally will recognize capital gain or loss on a sale, an exchange, certain redemptions, or other taxable dispositions of our common units equal to the difference, if any, between the amount realized upon the disposition of such common units and the holder's adjusted tax basis in those units. To the extent that the amount of our distributions exceeds our current and accumulated earnings and profits, the distributions will be treated as a tax-free return of capital and will reduce a holder's tax basis in the common units. Because our distributions in excess of our earnings and profits decrease a holder's tax basis in the common units, such excess distributions will result in a corresponding increase in the amount of gain, or a corresponding decrease in the amount of loss, recognized by the holder upon the sale of the common units. Please read "Material United States

Federal Income Tax Consequences—Tax Consequences to United States Holders—Disposition of Common Units" for a further discussion of the foregoing.

         Our current tax treatment may change, which could affect the value of our common units or reduce our cash available for distribution.

        Changes in federal income tax law relating to our tax treatment could result in (i) our being subject to additional taxation at the entity level with the result that we would have less cash available for distribution and (ii) a greater portion of our distributions being treated as taxable dividends. Moreover, we are subject to tax in numerous jurisdictions. Changes in current law in these jurisdictions could result in our being subject to additional taxation at the entity level with the result that we would have less cash available for distribution.

         Any decrease in the price of our common units could adversely affect our amount of cash available for distribution or the amount thereof treated as taxable dividends.

        Changes in certain market conditions may cause the price of our common units to decrease. If, following the consummation of the Restructuring, the Haymaker Holders and the Kimbell Art Foundation exercise their right to exchange their OpCo Common Units and Class B Units for common units at a point in time when the price of our common units is below the price at which our common units were sold in our initial public offering on February 8, 2017, the ratio of our income tax deductions to gross income would decline. This decline could result in our being subject to tax sooner than expected, our tax liability being greater than expected, or a greater portion of our distributions being treated as taxable dividends.

         The Internal Revenue Service ("IRS") Form 1099-DIV that you receive from your broker may over-report your dividend income with respect to our units for United States federal income tax purposes, and failure to report your dividend income in a manner consistent with the IRS Form 1099-DIV that you receive from your broker may cause the IRS to assert audit adjustments to your United States federal income tax return.

        Distributions we pay with respect to our units will constitute "dividends" for United States federal income tax purposes only to the extent of our current and accumulated earnings and profits. Distributions we pay in excess of our earnings and profits will not be treated as "dividends" for United States federal income tax purposes; instead, they will be treated first as a tax-free return of capital to the extent of your tax basis in your units and then as capital gain realized on the sale or exchange of such units. Please read "Material United States Federal Income Tax Consequences." We may be unable to timely determine the portion of our distributions that is a "dividend" for United States federal income tax purposes.

        If you are a United States holder of our common units, the IRS Form 1099-DIV may not be consistent with our determination of the amount that constitutes a "dividend" to you for United States federal income tax purposes or you may receive a corrected IRS Form 1099-DIV (and you may therefore need to file an amended federal, state or local income tax return). We will attempt to timely notify you of available information to assist you with your income tax reporting (such as posting the correct information on our website). However, the information that we provide to you may be inconsistent with the amounts reported to you by your broker on IRS Form 1099-DIV, and the IRS may disagree with any such information and may make audit adjustments to your tax return.

         If the Operating Company were to become a publicly traded partnership taxable as a corporation for United States federal income tax purposes, we and the Operating Company might be subject to potentially significant tax inefficiencies.

        We intend to operate such that the Operating Company does not become a publicly traded partnership taxable as a corporation for United States federal income tax purposes. A "publicly traded partnership" is a partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under certain circumstances, it is possible that certain exchanges of the OpCo Common Units could cause the Operating Company to be treated as a publicly traded partnership. Applicable United States Treasury regulations provide for certain safe harbors from treatment as a publicly traded partnership, and we intend to operate such that exchanges of the OpCo Common Units qualify for one or more such safe harbors. If the Operating Company were to become a publicly traded partnership taxable as a corporation for United States federal income tax purposes, significant tax inefficiencies might result for us and for the Operating Company, including as a result of our inability to file a consolidated United States federal income tax return with the Operating Company. In addition, we would no longer have the benefit of increases in the tax bases of the Operating Company's assets.

Risks Inherent in an Investment in Us

         The Haymaker Transactions may not be beneficial to us.

        The consummation of the Haymaker Transactions involves potential risks, including, without limitation, the failure to realize expected profitability, growth or accretion; the incurrence of unanticipated liabilities and costs for which indemnification is unavailable or inadequate; and the diversion of management's attention from our existing business. If these risks or other unanticipated liabilities were to materialize, any desired benefits of the Haymaker Transactions may not be fully realized, if at all, and our future financial performance and results of operations could be negatively impacted.

         Our Series A Preferred Units have rights, preferences and privileges that are not held by, and are preferential to the rights of, holders of our common units.

        Our Series A Preferred Units rank senior to our common units with respect to distribution rights and rights upon liquidation. These preferences could adversely affect the market price for our common units, or could make it more difficult for us to sell our common units in the future.

        In addition, commencing with the quarter ending September 30, 2018 and continuing until the conversion of the Series A Preferred Units into common units or their redemption, holders of the Series A Preferred Units will receive cumulative quarterly distributions equal to 7.0% per annum plus accrued and unpaid distributions. We have the right, in any four non-consecutive quarters, to elect not to pay such quarterly distribution in cash and instead have the unpaid distribution amount added to the liquidation preference at the rate of 10.0% per annum. If we make such an election in consecutive quarters or otherwise materially breach our obligations to the holders of the Series A Preferred Units, the distribution rate will increase to 20.0% per annum until the accumulated distributions are paid or the breach is cured, as applicable. Each holder of the Series A Preferred Units will have the right to share in any special distributions by us of cash, securities or other property pro rata with the common units on an as-converted basis, subject to customary adjustments. We cannot pay any distributions on any junior securities, including any of the common units, prior to paying the quarterly distribution payable on the Series A Preferred Units, including any previously accrued and unpaid distributions. Our obligation to pay distributions on our Series A Preferred Units could impact our liquidity and reduce the amount of cash flow available for working capital, capital expenditures, growth opportunities, acquisitions and other general partnership purposes. Our obligations to the holders of the Series A Preferred Units could also limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition.

         The terms of our Series A Preferred Units contain covenants that may limit our business flexibility.

        The terms of our Series A Preferred Units contain covenants preventing us from taking certain actions without the approval of the holders of 66 2/3% of the outstanding Series A Preferred Units, voting separately as a class. The need to obtain the approval of holders of the Series A Preferred Units before taking these actions could impede our ability to take certain actions that management or the board of directors of our general partner may consider to be in the best interests of our unitholders. The affirmative vote of 66 2/3% of the outstanding Series A Preferred Units, voting separately as a class, is necessary to amend our partnership agreement in any manner that is materially adverse to any of the rights, preferences and privileges of the Series A Preferred Units. The affirmative vote of 66 2/3% of the outstanding Series A Preferred Units voting separately as a class, is necessary to, among other things, (A) issue, authorize or create any additional Series A Preferred Units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A Preferred Units or (B) under certain circumstances, incur certain indebtedness for borrowed money. Please read "The Partnership Agreement—Voting Rights of Series A Preferred Units."

 USE OF PROCEEDS

        Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from our sale of securities covered by this prospectus for general partnership purposes, which may include among other things, debt repayment, working capital, capital expenditures and acquisitions.

        Any specific allocation of the net proceeds of an offering of securities to a purpose will be determined at the time of the offering and will be described in a prospectus supplement.

        We will not receive any of the proceeds from the sale of common units by the selling unitholders.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

        The table below sets forth our ratio of earnings to fixed charges and preferred unit distributions for the periods indicated.

	Partnership			Predecessor
	Six Months Ended June 30,		Period from February 8, 2017 to December 31,	Period from January 1, 2017 to February 7,		Fiscal Year Ended December 31,

	2018		2017	2017		2016		2015		2014

Ratio of earnings to combined fixed charges and preferred unit distributions		*	3.17		*		*		*		*

*
For the six months ended June 30, 2018, the period from January 1, 2017 to February 7, 2017 and the years ended December 31, 2016, 2015 and 2014, our earnings were insufficient to cover fixed charges and the deficiencies of earnings were $51.4 million, $0.5 million, $6.2 million, $31.3 million and $7.4 million, respectively. During all of the periods presented, we had no preferred units outstanding.

        Kimbell Royalty Partners, LP was formed in October 2015. On February 8, 2017, we completed our initial public offering of 5,750,000 common units representing limited partner interests, which included 750,000 common units pursuant to the underwriters' option to purchase additional common units. Concurrently with the closing of our initial public offering, the mineral and royalty interests making up our initial assets were contributed to us by the Contributing Parties. As a result, as of December 31, 2016, Kimbell Royalty Partners, LP had not yet acquired any of such assets. In this Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions, we present the historical financial ratios of Rivercrest Royalties, LLC, our predecessor for accounting purposes. We refer to this entity as "our predecessor." The selected historical financial ratios of our predecessor presented as of and for the period from January 1, 2017 to February 7, 2017 and the years ended December 31, 2016, 2015 and 2014 are derived from the audited historical financial statements of our predecessor incorporated by reference in this registration statement.

        For purposes of calculating the ratio of earnings to combined fixed charges and preferred unit distributions:

  •
  "Earnings" available for fixed charges are calculated first, by determining the sum of: (a) income (loss) from continuing operations before income taxes, before adjustment for income or loss from equity investees, (b) fixed charges, as defined below, and (c) distributed income of equity investees. From this total, we subtract interest capitalized.

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  "Fixed charges" are calculated as the sum of (a) interest expensed and capitalized, (b) amortization of deferred issuance cost and (c) that portion of rental expense that is representative of the interest factor.

 DESCRIPTION OF OUR COMMON UNITS AND CLASS B UNITS

Our Common Units

        The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and exercise the rights and privileges provided to limited partners holding common units under our partnership agreement. For a description of the relative rights and privileges of holders of our common units to partnership distributions, please read "How We Pay Distributions." For a description of the rights and privileges of limited partners holding common units under our partnership agreement, including voting rights, please read "The Partnership Agreement."

Our Class B Units

        Pursuant to the Recapitalization Agreement, we will issue the Class B Units to the Haymaker Holders and the Kimbell Art Foundation at the consummation of the Restructuring. The Class B Units, when issued, will represent limited partner interests in us. The holders of Class B Units will be entitled to participate in partnership distributions and exercise the rights and privileges provided to limited partners holding Class B Units under our partnership agreement. For a description of the relative rights and privileges of holders of our Class B Units to partnership distributions, please read "How We Pay Distributions." For a description of the rights and privileges of limited partners holding Class B Units under our partnership agreement, including voting rights, please read "The Partnership Agreement."

        The Class B Units will be identical to the common units, except that the Class B Units (i) will be entitled to receive cash distributions from operations or upon our liquidation or winding up equal to 2% per quarter on their respective Class B Contribution (as defined below) (ii) will not be transferable (except to an affiliate of the Haymaker Holders or the Kimbell Art Foundation, as applicable, so long as the Haymaker Holders or the Kimbell Art Foundation, as applicable, simultaneously transfers an equal number of OpCo Common Units to such affiliate in accordance with the Operating Company Agreement), (iii) will be exchangeable, together with an equal number of OpCo Common Units, for common units, (iv) will not have the benefit of registration rights and (v) if at any time the Haymaker Holders, the Kimbell Art Foundation or any other record holder of one or more Class B Units does not hold an equal number of Class B Units and OpCo Common Units, we will issue additional Class B Units to such holder or cancel Class B Units held by such holder, as applicable, such that the number of Class B Units held by such holder is equal to the number of OpCo Common Units held by such holder. The OpCo Common Units issued to the Haymaker Holders and the Kimbell Art Foundation will be identical to the OpCo Common Units owned by us (including the right to distributions from the Operating Company).

Exchange Right

        Pursuant to the Exchange Agreement, each of the Haymaker Holders and the Kimbell Art Foundation will be able to tender its OpCo Common Units and an equal number of its Class B Units (one such OpCo Common Unit and one such Class B Unit, together, a "Tendered Unit," and collectively, the "Tendered Units") for redemption to the Operating Company. Each of the Haymaker Holders and the Kimbell Art Foundation will have the right to receive, at the election of the Operating Company, either a number of our common units equal to the number of Tendered Units or a cash payment equal to the number of Tendered Units multiplied by the current market price calculated in accordance with our partnership agreement of our common units. In addition, we will have the right, but not the obligation, to directly purchase all or a portion of such Tendered Units for either a number of our common units equal to the number of Tendered Units we elect to purchase or a cash payment equal to the number of Tendered Units we elect to purchase multiplied by the current market price calculated in accordance with our partnership agreement of our common units. Each of the Haymaker Holders and the Kimbell Art Foundation also will have the right to receive a cash amount equal to the Class B Capital Contribution Per Unit Amount (as defined below) multiplied by the number of Tendered Units that are redeemed by the Operating Company or that are repurchased by us.

        If the Operating Company elects to require the delivery of our common units in exchange for any Tendered Units or we elect to purchase any Tendered Units using our common units as consideration, the exchange will be on a one-for-one basis, subject to adjustment in the event of splits or combinations of units, distributions of warrants or other unit purchase rights, specified extraordinary distributions and similar events.

Transfer Agent and Registrar

Duties

        American Stock Transfer & Trust Company, LLC serves as the registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units except the following, which must be paid by unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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  special charges for services requested by a holder of a common unit; and

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  other similar fees or charges.

        There is no charge to our unitholders for disbursements of our quarterly cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

        The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If a successor has not been appointed or has not accepted its appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units and Class B Units

        By transfer of common units and Class B Units in accordance with our partnership agreement, each transferee of common units and Class B Units shall be admitted as a limited partner with respect to the class of units transferred when such transfer and admission are reflected in our books and records. Each transferee:

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  represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

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  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

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  gives the consents and approvals contained in our partnership agreement.

        A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records from time to time as necessary to accurately reflect the transfers.

        We may, at our discretion, treat the nominee holder of a common unit or Class B Unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units and Class B Units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred units.

        Until a common unit or Class B Unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Listing

        Our common units are traded on the NYSE under the symbol "KRP."

DESCRIPTION OF THE PREFERRED UNITS

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the designations, preferences, rights, powers and duties established by our general partner without the approval of any of our limited partners, except that we will need the consent of 66 2/3% of the outstanding Series A Preferred Units to issue, authorize or create any additional Series A Preferred Units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A Preferred Units. In accordance with Delaware law and the provisions of our partnership agreement and subject to the rights of the holders of the Series A Preferred Units, we may issue additional partnership interests that have special voting rights to which our common units are not entitled. As of the date of this prospectus, we have one series of preferred units outstanding, the Series A Preferred Units. For more information regarding our Series A Preferred Units, please read "—Series A Cumulative Convertible Preferred Units" and "The Partnership Agreement."

        Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:

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  the designation, stated value and liquidation preference of the preferred units and the number of preferred units offered;

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  the price at which the preferred units will be issued;

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  the conversion or exchange provisions of the preferred units;

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  any redemption or sinking fund provisions of the preferred units;

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  the distribution rights of the preferred units, if any;

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  a discussion of any additional material United States federal income tax consequences relating to the preferred units; and

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  any additional rights, preferences, privileges, limitations and restrictions of the preferred units.

Series A Cumulative Convertible Preferred Units

        On May 28, 2018, we entered into a Series A Preferred Unit Purchase Agreement (the "Series A Preferred Unit Purchase Agreement") with certain affiliates of Apollo Capital Management, L.P. (collectively, the "Series A Purchasers") to issue and sell 110,000 Series A Preferred Units for a cash purchase price of $1,000 per Series A Preferred Unit (the "Series A Issue Price"), resulting in gross proceeds to us of $110 million. We issued the Series A Preferred Units on July 12, 2018 (the "Series A Issuance Date").

Ranking

        The Series A Preferred Units rank senior to all classes or series of limited partner interests of ours with respect to distribution rights.

Voting Rights

        The Series A Preferred Units vote on an as-converted basis with the common units and have certain other class voting rights, including with respect to certain incurrences of debt and any amendment to our partnership agreement if the amendment is materially adverse to any of the rights, preferences and privileges of the Series A Preferred Units. For a description of the rights and privileges of the holders of Series A Preferred Units under our partnership agreement, including voting rights, please read "The Partnership Agreement."

Distributions

        Commencing with the quarter ending September 30, 2018 and continuing until the conversion of the Series A Preferred Units into common units or their redemption, holders of the Series A Preferred Units are entitled to receive cumulative quarterly distributions equal to 7.0% per annum plus accrued and unpaid distributions. We have the right, in any four non-consecutive quarters, to elect not to pay such quarterly distribution in cash and instead have the unpaid distribution amount added to the liquidation preference at the rate of 10.0% per annum. If we make such an election in consecutive quarters or otherwise materially breach our obligations to the holders of the Series A Preferred Units, the distribution rate will increase to 20.0% per annum until the accumulated distributions are paid or the breach is cured, as applicable. Each holder of Series A Preferred Units has the right to share in any special distributions by us of cash, securities or other property pro rata with the common units on an as-converted basis, subject to customary adjustments. We cannot pay any distributions on any junior securities, including any of the common units, prior to paying the quarterly distribution payable to the Series A Preferred Units, including any previously accrued and unpaid distributions.

Conversion

        Beginning with the earlier of (i) the second anniversary of the Series A Issuance Date and (ii) immediately prior to a liquidation of us, each holder of the Series A Preferred Units may, at any time (but not more often than once per quarter), elect to convert all or any portion of its Series A Preferred Units into a number of common units determined by multiplying the number of Series A Preferred Units to be converted by the then-applicable conversion rate, provided that any conversion (a) is for at least $10 million or such lesser amount that covers all of the holders' remaining Series A Preferred Units and (b) the closing price of the common units is at least 130% of the conversion price of $18.50, subject to certain anti-dilution adjustments (the "Series A Conversion Price") for 20 trading days during the 30-trading day period immediately preceding the conversion notice.

        At any time on or after the second anniversary of the Series A Issuance Date, we have the option to convert all or any portion of the Series A Preferred Units into a number of common units determined by the then-applicable conversion rate, provided that (i) any conversion is for at least $10 million or such lesser amount that covers all of the holders' Series A Preferred Units, (ii) the common units are listed for, or admitted to, trading on a national securities exchange, (iii) the closing price of the common units is at least 160% of the Series A Conversion Price for 20 trading days during the 30-trading day period immediately preceding the conversion notice and (iv) we have an effective registration statement on file with the SEC covering resales of the underlying common units to be received by the holders of Series A Preferred Units upon such conversion.

Redemption

        At our option at any time or at the option of the holders of the Series A Preferred Units beginning seven years after the Series A Issuance Date or in the event of a change of control, the Series A Preferred Units may be redeemed for a cash amount per Series A Preferred Unit (the "Series A Redemption Price") equal to the product of (A) the number of outstanding Series A Preferred Units multiplied by (B) the greatest of (1) an amount (together with all prior distributions made in respect of such Series A Preferred Unit) necessary to achieve the Minimum IRR (as defined below), (2) an amount (together with all prior distributions made in respect of such Series A Preferred Unit) necessary to achieve a return on investment equal to 1.2 times with respect to such Series A Preferred Unit and (3) the Series A Issue Price plus accrued and unpaid distributions. For purposes of this paragraph, "Minimum IRR" means as of any measurement date: (a) prior to the fifth anniversary of the Series A Issuance Date, a 13.0% internal rate of return with respect to the Series A Preferred Units; (b) on or after the fifth anniversary of the Series A Issuance Date and prior to the sixth anniversary of the Series A Issuance Date, a 14.0% internal rate of return with respect to the Series A Preferred Units; and (c) on or after the sixth anniversary of the Series A Issuance Date, a 15.0% internal rate of return with respect to the Series A Preferred Units.

Board Rights

        In connection with the issuance of the Series A Preferred Units, we granted holders of the Series A Preferred Units board observer rights beginning three years after the Series A Issuance Date, and board appointment rights beginning four years after the Series A Issuance Date and in the case of events of default with respect to the Series A Preferred Units.

 DESCRIPTION OF THE PARTNERSHIP SECURITIES

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners, except that we will need the consent of 66 2/3% of the outstanding Series A Preferred Units to issue, authorize or create any additional Series A Preferred Units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A Preferred Units.

        Should we offer partnership securities under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:

  •
  the designation, stated value and liquidation preference of the units and the maximum number of units to constitute the class or series;

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  the number of units to be offered;

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  the public offering price at which the units will be issued;

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  any sinking fund provisions of the units;

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  the voting rights, if any, of the units;

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  the distribution rights of the units, if any;

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  whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

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  the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

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  a discussion of any additional material United States federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

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  any additional rights, preferences, privileges, limitations and restrictions of the units.

        The particular terms of any class or series of units will also be described in the amendment to our partnership agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.

        Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The transfer agent, registrar and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

 DESCRIPTION OF THE WARRANTS

General Description of Warrants

        We may issue warrants for the purchase of common units, preferred units or partnership securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

        The prospectus supplement relating to a particular issue of warrants to purchase common units, preferred units or partnership securities will describe the terms of the common unit warrants, preferred unit warrants or partnership securities warrants, including, among other things, the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the common units, preferred units or partnership securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of common units, preferred units or partnership securities that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

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  the dates on which the right to exercise the warrants commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  anti-dilution provisions of the warrants, if any;

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  redemption or call provisions, if any, applicable to the warrants;

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  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units, preferred units or partnership securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until you exercise your warrants to purchase our common units, preferred units or partnership securities, you will not have any rights as a holder of common units, preferred units or partnership securities, as the case may be, by virtue of your ownership of warrants.

 DESCRIPTION OF THE RIGHTS

        We may issue rights to purchase common units, preferred units or partnership securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the unitholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:

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  the date of determining the unitholders entitled to the rights distribution;

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  the number of rights issued or to be issued to each unitholder;

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  the exercise price payable for each common unit, preferred unit or partnership security upon the exercise of the rights;

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  the number and terms of the common units, preferred units or partnership securities that may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

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  any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

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  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

General

Our Cash Distribution Policy

        Our partnership agreement requires us to distribute all of our cash on hand at the end of each quarter in an amount equal to our available cash for such quarter. Available cash for each quarter will be determined by the board of directors of our general partner following the end of such quarter. We define available cash in our partnership agreement and in "How We Pay Distributions." We expect that available cash for each quarter will generally equal our Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors may determine is appropriate. We do not currently intend to maintain reserve cash for the purpose of maintaining stability or growth in our quarterly distribution or otherwise to reserve cash for distributions, nor do we intend to incur debt to pay quarterly distributions, although the board of directors of our general partner may change this policy.

        Unlike a number of other master limited partnerships, we do not currently intend to retain cash from our operations for capital expenditures necessary to replace our existing oil and natural gas reserves or otherwise maintain our asset base (replacement capital expenditures), primarily due to our expectation that the continued development of our properties and completion of drilled but uncompleted wells by working interest owners will substantially offset the natural production declines from our existing wells. We believe that our operators have significant drilling inventory remaining on the acreage underlying our mineral or royalty interest in multiple resource plays that will provide a solid base for organic growth when commodity prices increase. The board of directors of our general partner may change our distribution policy and decide to withhold replacement capital expenditures from cash available for distribution, which would reduce the amount of cash available for distribution in the quarter(s) in which any such amounts are withheld. Over the long term, if our reserves are depleted and our operators become unable to maintain production on our existing properties and we have not been retaining cash for replacement capital expenditures, the amount of cash generated from our existing properties will decrease and we may have to reduce the amount of distributions payable to our unitholders. To the extent that we do not withhold replacement capital expenditures, a portion of our cash available for distribution will represent a return of your capital.

        It is our intent, subject to market conditions, to finance acquisitions of mineral and royalty interests that increase our asset base largely through external sources, such as borrowings under our secured revolving credit facility and the issuance of equity and debt securities, although the board of directors of our general partner may choose to reserve a portion of cash generated from operations to finance such acquisitions as well. We do not currently intend to maintain reserve cash for the purpose of maintaining stability or growth in our quarterly distribution or otherwise reserve cash for distributions, or to incur debt to pay quarterly distributions and the board of directors of our general partner may change this policy.

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

        There is no guarantee that we will pay cash distributions to our unitholders each quarter. Our cash distribution policy is subject to certain restrictions, including the following:

  •
  Following the consummation of the Up-C Transaction, our sole cash-generating asset will be our membership interest in the Operating Company. Therefore, our cash flow and resulting ability to make distributions will be completely dependent upon the ability of the Operating Company to make distributions.

  •
  Our credit agreement contains and our future debt agreements may contain certain financial tests and covenants that we would have to satisfy. We may also be prohibited from paying distributions if an event of default or borrowing base deficiency exists under our secured revolving credit facility. If we are unable to satisfy the restrictions under any future debt agreements, we could be prohibited from paying a distribution to you notwithstanding our stated distribution policy.

  •
  Our business performance may be volatile, and our cash flows may be less stable, than the business performance and cash flows of most publicly traded partnerships. As a result, our quarterly cash distributions may be volatile and may vary quarterly and annually.

  •
  We do not have a minimum quarterly distribution or employ structures intended to maintain or increase quarterly distributions over time. Furthermore, none of our limited partner interests, including those held by the Contributing Parties, will be subordinate in right of distribution payment to the common units.

  •
  Our general partner has the authority to establish cash reserves for the prudent conduct of our business, and the establishment of, or increase in, those reserves could result in a reduction in cash distributions to our unitholders. Our partnership agreement does not set a limit on the amount of cash reserves that our general partner may establish. Any decision to establish cash reserves made by our general partner will be binding on our unitholders.

  •
  Prior to paying any distributions on our units, we will reimburse our general partner and its affiliates, including Kimbell Operating pursuant to its management services agreement discussed below, for all direct and indirect expenses they incur on our behalf. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us, but does not limit the amount of expenses for which our general partner and its affiliates may be reimbursed. In addition, we have entered into a management services agreement with Kimbell Operating, which has entered into separate service agreements with certain entities controlled by affiliates of our Sponsors and Mr. Duncan, pursuant to which they and Kimbell Operating provide management, administrative and operational services to us. The reimbursement of expenses and payment of fees, if any, to our general partner and its affiliates, including Kimbell Operating, and to such other entities providing services to us and Kimbell Operating, will reduce the amount of cash to pay distributions to our unitholders.

  •
  Under Section 17-607 of the Revised Uniform Limited Partnership Act (the "Delaware Act"), we may not pay a distribution if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  We may lack sufficient cash to pay distributions to our unitholders due to cash flow shortfalls attributable to a number of commercial or other factors as well as increases in general and administrative expenses, principal and interest payments on our outstanding debt, tax expenses, working capital requirements and anticipated cash needs.

        We expect to generally distribute a significant percentage of our cash from operations to our unitholders on a quarterly basis, after, among other things, the establishment of cash reserves and payment of our expenses. To fund growth, we will need capital in excess of the amounts we may retain in our business. As a result, our growth may depend on our operators' ability, and perhaps our ability in the future, to raise debt and equity capital from third parties in sufficient amounts and on favorable terms when needed. To the extent efforts to access capital externally are unsuccessful, our ability to grow will be significantly impaired.

        We expect to pay our distributions within 45 days of the end of each quarter.

 HOW WE PAY DISTRIBUTIONS

General

        Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date. Our partnership agreement generally defines "available cash" for any quarter as:

  •
  the sum of:

  •
  all of our and our subsidiaries' cash and cash equivalents on hand at the end of that quarter;

  •
  as determined by our general partner, all of our and our subsidiaries' cash or cash equivalents on hand on the date of determination of available cash for that quarter resulting from working capital borrowings (as described below) made after the end of that quarter; and

  •
  all of our cash and cash equivalents received by us from distributions on OpCo Common Units by the Operating Company made with respect to that quarter subsequent to the end of that quarter and prior to the date of distribution of available cash;

  •
  less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business (including reserves for our future capital expenditures and for our future credit needs);

  •
  comply with applicable law or any debt instrument or other agreement or obligation to which we or our subsidiaries are a party or to which our or our subsidiaries' assets are subject; or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

        Working capital borrowings are generally borrowings incurred under a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to unitholders, and with the intent of the borrower to repay such borrowings within 12 months with funds other than additional working capital borrowings. Please read "Cash Distribution Policy and Restrictions on Distributions."

        In addition, the limited liability company agreement of our general partner contains provisions that prohibit certain actions without a supermajority vote of at least 66 2/3% of the members of the board of directors of our general partner, including:

  •
  the incurrence of borrowings in excess of 2.5 times our Debt to EBITDAX Ratio for the preceding four quarters;

  •
  the reservation of a portion of cash generated from operations to finance acquisitions;

  •
  modifications to the definition of "available cash" in our partnership agreement; and

  •
  the issuance of any partnership interests that rank senior in right of distributions or liquidation to our common units.

        Please read "The Partnership Agreement—Certain Provisions of the Agreement Governing our General Partner."

Method of Distributions

        Subject to the distribution preferences of the Series A Preferred Units and the Class B Units, we intend to distribute available cash to our common unitholders, pro rata. Our partnership agreement permits, but does not require, us to borrow to pay distributions. Accordingly, there is no guarantee that we will pay any distribution on the units in any quarter. The Series A Preferred Units receive the distribution preference described below under described below under "—Series A Preferred Units," and the Class B Units will receive the distribution preference described below under "—Class B Units."

Common Units

        As of September 10, 2018, we had 26,839,462 common units outstanding. Subject to the distribution preferences of the Series A Preferred Units and the Class B Units, each common unit is entitled to receive cash distributions to the extent we distribute available cash. Common units do not accrue arrearages. Subject to the voting rights of the Series A Preferred Units, our partnership agreement allows us to issue an unlimited number of additional equity interests of equal or senior rank.

Class B Units

        Pursuant to the terms of the Recapitalization Agreement, following consummation of the Restructuring and on the effective date of the Tax Election, the Haymaker Holders and the Kimbell Art Foundation will pay five cents per Class B Unit to us as an additional capital contribution for the Class B Units (such aggregate amount, the "Class B Contribution" and such per unit amount, the "Class B Capital Contribution Per Unit Amount"), which amount is approximately $647,663 in the aggregate, in exchange for Class B Units. The Haymaker Holders and the Kimbell Art Foundation, as the holders of the Class B Units, will be entitled to receive cash distributions equal to 2% per quarter on their respective Class B Contribution (which amount is approximately $13,000 per quarter in total), subsequent to distributions on the Series A Preferred Units but in preference to distributions on our common units.

        Please read "Description of our Common Units and Class B Units—Our Class B Units."

Series A Preferred Units

        As of September 10, 2018, we had 110,000 Series A Preferred Units outstanding. Commencing with the quarter ending September 30, 2018 and continuing until the conversion of the Series A Preferred Units into common units or their redemption, holders of the Series A Preferred Units are entitled to receive cumulative quarterly distributions equal to 7.0% per annum plus accrued and unpaid distributions. We have the right, in any four non-consecutive quarters, to elect not to pay such quarterly distribution in cash and instead have the unpaid distribution amount added to the liquidation preference at the rate of 10.0% per annum. If we make such an election in consecutive quarters or otherwise materially breach our obligations to the holders of the Series A Preferred Units, the distribution rate will increase to 20.0% per annum until the accumulated distributions are paid or the breach is cured, as applicable. Each holder of Series A Preferred Units has the right to share in any special distributions by us of cash, securities or other property pro rata with the common units on an as-converted basis, subject to customary adjustments. We cannot pay any distributions on any junior securities, including any of the common units, prior to paying the quarterly distribution payable to the Series A Preferred Units, including any previously accrued and unpaid distributions.

        Please read "Description of the Preferred Units—Series A Cumulative Convertible Preferred Units."

General Partner Interest

        Our general partner owns a non-economic general partner interest in us and therefore is not entitled to receive cash distributions. However, it may acquire common units and other partnership interests in the future and will be entitled to receive pro rata distributions in respect of those partnership interests.

 THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. We also summarize certain material provisions of the limited liability company agreement of our general partner. We will provide investors and prospective investors with a copy of our partnership agreement upon request at no charge.

        We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

  •
  with regard to distributions of cash, please read "How We Pay Distributions";

  •
  with regard to the rights of holders of common units and Class B Units, please read "Description of Our Common Units and Class B Units";

  •
  with regard to the rights of holders of Series A Preferred Units, please read "Description of the Preferred Units—Series A Cumulative Convertible Preferred Units"; and

  •
  with regard to certain tax matters relating to our common units, please read "Material United States Federal Income Tax Consequences."

        In connection with the Up-C Transaction, we will amend and restate our partnership agreement, including to delete or amend certain provisions of our partnership agreement to reflect our United States federal income tax classification as an entity taxable as a corporation upon the effective date of the Tax Election and to reflect the Up-C structure and the issuance of the Class B Units. The Consenting Unitholders, constituting the requisite majority of unitholders, approved by written consent the Third Amended and Restated Partnership Agreement (which will reflect the Tax Election, the Up-C structure and the issuance of the Class B Units), which will become effective on or after September 20, 2018, which is 20 calendar days following the date that the Information Statement was first sent or given to our unitholders. The following discussion gives effect to the Third Amended and Restated Partnership Agreement. For more information regarding the amendments to our partnership agreement following the consummation of the Up-C Transaction, please read "Item 1: Adoption of the Third Amended and Restated Partnership Agreement to Effect the Tax Election and Related Transactions—Third Amended and Restated Partnership Agreement" in the Information Statement.

Organization and Duration

        We were organized in October 2015. After giving effect to the Up-C Transaction, we will continue to be a Delaware limited partnership for state law purposes. Currently, we are treated as a partnership for United States federal income tax purposes. As a result of the Tax Election, we will be treated as an entity taxable as a corporation for United States federal income tax purposes. Please read "About Kimbell Royalty Partners, LP—Pending Tax Election and Restructuring." We will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

        Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than our current business of owning mineral and royalty interests, our general partner may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or our limited partners, other than the implied contractual covenant of good faith and fair dealing. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

        Our partnership agreement specifies the manner in which we will pay distributions to holders of our common units, Class B Units, Series A Preferred Units and other partnership securities. For a description of these distributions, please read "How We Pay Distributions."

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Voting Rights

        The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that call for the approval of a "unit majority" require the approval of a majority of the outstanding common units, Class B Units and Series A Preferred Units (voting on an as-converted basis), voting together as a single class, except that the outstanding Series A Preferred Units will not vote with the outstanding common units and Class B Units on any amendment to our partnership agreement requiring the approval of the outstanding common units pursuant to Section 13.3(c) of our partnership agreement.

        In voting their common units, our general partner and its affiliates will have no duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied covenant of good faith and fair dealing. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called (including units deemed owned by our general partner) represented in person or by proxy shall constitute a quorum at a meeting of such unitholders, unless any such action requires approval by holders of a greater percentage of such units in which case the quorum shall be such greater percentage.

        The following is a summary of the vote requirements specified for certain matters under our partnership agreement.

Issuance of additional units	No approval right by common unitholders; certain issuances require approval by 66 2/3% of the holders of our Series A Preferred Units. Please read "—Issuance of Additional Partnership Interests."
Amendment of the partnership agreement
Certain amendments may be made by our general partner without the approval of the unitholders, and certain other amendments that would materially adversely affect any of the rights, preferences and privileges of the Series A Preferred Units require the approval of holders of 66 2/3% of the Series A Preferred Units. Certain amendments that would alter, amend or repeal the voting rights of the Class B Units or adopt any provision of our partnership agreement inconsistent with the voting rights of the Class B Units will require the approval of holders of a majority of the Class B Units. Other amendments generally require the approval of the holders of a unit majority. Please read "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances, and if such merger or sale would materially adversely affect any of the rights, preferences and privileges of the Series A Preferred Units, the affirmative vote of 66 2/3% of Series A Preferred Units. Please read "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "—Dissolution."
Continuation of our business upon dissolution	Unit majority. Please read "—Dissolution."
Withdrawal of our general partner
Under most circumstances, the approval of unitholders holding a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to December 31, 2026 in a manner that would cause a dissolution of our partnership. Please read "—Withdrawal or Removal of Our General Partner."
Removal of our general partner
Not less than 66 2/3% of the outstanding units, including common units and Class B Units held by our general partner and its affiliates, for cause. Any removal of our general partner is also subject to the approval of a successor general partner by the holders of a unit majority. Please read "—Withdrawal or Removal of Our General Partner."
Transfer of our general partner interest	Our general partner may transfer any or all of its general partner interest in us without a vote of our unitholders. Please read "—Transfer of General Partner Interest."
Transfer of ownership interests in our general partner	No unitholder approval required. Please read "—Transfer of Ownership Interests in Our General Partner."

        If any person or group other than (a) our general partner and its affiliates, (b) the Contributing Parties and their respective affiliates, (c) a direct or subsequently approved transferee of our general partner or its affiliates, (d) purchasers specifically approved by our general partner, (e) any holder of Series A Preferred Units in connection with any vote, consent or approval of the Series A Preferred Units as a separate class, or on an as-converted basis with the holders of the common units, on any matter, or (f) any person or group who owns 20% or more of our partnership interests of a class as the result of (i) any redemption or purchase of any other person's or persons' partnership interests by us or other similar action by us or (ii) any conversion of Series A Preferred Units into common units, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group loses voting rights on all of its units.

Voting Rights of Class B Units

        Each holder of Class B Units will be entitled to receive notice of, be included in any requisite quora for, and participate in any and all approvals, votes or other actions of our partners on a pro rata basis as, and treating such persons for all purposes as if they are, unitholders holding our common units, including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Act or any other applicable law, rule or regulation, except as otherwise explicitly provided in our partnership agreement. The affirmative vote of the holders of a majority of the voting power of all Class B Units voting separately as a class will be required to alter, amend or repeal this provision or to adopt any provision of our partnership agreement inconsistent with this provision.

Voting Rights of Series A Preferred Units

        The affirmative vote of 66 2/3% of the Series A Preferred Units, voting separately as a class, is required for us to, or to permit any of our subsidiaries to (in each case, directly or indirectly, including by way of amendment to our partnership agreement, by merger, consolidation, reclassification or otherwise):

  (1)
  incur certain indebtedness for borrowed money (including under a customary credit facility) that would be included in the definition of "total debt" under our credit agreement (but assuming for such purposes that any undrawn letters of credit or bank guarantees constitute "total debt" under our credit agreement), if (i) the increase in the distribution rate on our Series A Preferred Units to 20.0% per annum as described above under "Description of the Preferred Units—Series A Cumulative Convertible Preferred Units—Distributions" is applicable, or (ii) pro forma for such incurrence and the application of any proceeds thereof, our adjusted leverage ratio would exceed 3.50;

  (2)
  borrow under our credit agreement, at any time, an amount exceeding 95% of our "PV10" (as defined in our partnership agreement) calculated based on our most recent reserve report;

  (3)
  enter into certain new or replacement credit facilities;

  (4)
  incur certain indebtedness for borrowed money (except for indebtedness under a customary credit facility), subject to exceptions for:

  (a)
  indebtedness among us and our subsidiaries;

  (b)
  indebtedness that does not exceed $5,000,000 in principal amount outstanding;

  (c)
  indebtedness in respect of certain capital leases or purchase money financings in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

  (d)
  indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and

  (e)
  any renewals, refinancings or extensions of any of the foregoing;

  (5)
  enter into, adopt or agree to any "restricted payment" provisions (or other similar provisions that restrict or limit the payment of distributions on, or the redemption of, the Series A Preferred Units) under any debt agreements that would be more materially restrictive, taken as a whole, on the payment of dividends on, or redemption of, the Series A Preferred Units than those existing in our debt agreements as of the Series A Issuance Date;

  (6)
  declare, or pay, any distribution on or repurchase or redeem any junior securities (including, for the avoidance of doubt, the common units) if (i) our pro forma adjusted leverage ratio exceeds 3.50, immediately after giving effect thereto or (ii) the increase in the distribution rate on our Series A Preferred Units to 20.0% per annum as described above under "Description of the Preferred Units—Series A Cumulative Convertible Preferred Units—Distributions" is applicable;

  (7)
  declare, or pay, any special or one-time distribution with respect to any class of junior securities, including any distribution that is not out of available cash, unless such special or one-time distribution is made on a pro rata basis to the Series A Preferred Units and any class of parity securities;

  (8)
  form or create any subsidiaries, other than wholly-owned subsidiaries, issue, or permit to be issued, any equity securities of any subsidiaries, other than to wholly-owned subsidiaries, except as expressly contemplated by Section 5.09 of the Series A Preferred Unit Purchase Agreement, and we are permitted to own each of OGM Partners I, RCPTX, Ltd. and

    Oakwood Minerals I, L.P. as non-wholly-owned subsidiaries, in the proportions owned as of the date of our partnership agreement;

  (9)
  to the fullest extent permitted by law, take certain bankruptcy-related actions;

  (10)
  make, change or revoke any entity classification election in respect of us or any of our subsidiaries for United States federal income tax purposes or relevant state or local income tax purposes, except as expressly provided in Section 9.1 of our partnership agreement;

  (11)
  except for certain permitted transactions, enter into, or modify, any agreement or transaction between or among us and/or our subsidiaries, on the one hand, and our general partner, its officers or employees or members of the board of directors of our general partner and/or their respective affiliates (other than us and our wholly-owned subsidiaries) on the other hand;

  (12)
  except for certain permitted dispositions, sell, lease, assign, convey or otherwise dispose of (including by farmout or similar transaction) any oil and gas properties having a fair market value in excess of $50 million in any fiscal year and $125 million in the aggregate while any Series A Preferred Units are outstanding;

  (13)
  enter into certain change of control transactions unless in connection therewith we redeem in full for cash all of the outstanding Series A Preferred Units in accordance with our partnership agreement; or

  (14)
  except as expressly provided in Section 5.09 of the Series A Preferred Unit Purchase Agreement, amend or amend and restate our partnership agreement, our certificate of limited partnership or the organizational documents of our subsidiaries (including by merger or otherwise or any amendment contemplated by and made in accordance with our partnership agreement) if such amendment is materially adverse to any of the rights, preferences and privileges of the Series A Preferred Units. Without limiting the generality of the preceding sentence, any amendment will be deemed to have such a materially adverse impact if such amendment would:

  (a)
  reduce the Series A Distribution Amount or the Series A Quarterly Distribution (as such terms are defined in our partnership agreement), change the form of payment of distributions on the Series A Preferred Units, defer the date from which distributions on the Series A Preferred Units will accrue, cancel any accrued and unpaid distributions on the Series A Preferred Units or any interest accrued thereon (including any accumulated distributions or partial period distributions), or change the seniority rights of the holders of the Series A Preferred Units as to the payment of distributions in relation to the holders of any other class or series of our partnership interests;

  (b)
  reduce the amount payable or change the form of payment to the holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of our assets, of us, or change the seniority of the liquidation preferences of the holders of the Series A Preferred Units in relation to the rights of the holders of any other class or series of our partnership interests upon our liquidation, dissolution and winding up; or

  (c)
  make the Series A Preferred Units redeemable or convertible at our option other than as set forth in our partnership agreement.

        In addition, the affirmative vote of 66 2/3% of the Series A Preferred Units, voting separately as a class, is required for us to issue, authorize or create any additional Series A Preferred Units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A Preferred Units.

Applicable Law; Forum, Venue and Jurisdiction

        Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

  •
  arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

  •
  brought in a derivative manner on our behalf;

  •
  asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

  •
  asserting a claim arising pursuant to any provision of the Delaware Act; or

  •
  asserting a claim governed by the internal affairs doctrine,

        shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims.

        By purchasing our securities, a unitholder is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware court) in connection with any such claims, suits, actions or proceedings. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our partnership agreement to be inapplicable or unenforceable in such action.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he, she or it otherwise acts in conformity with the provisions of the partnership agreement, his, her or its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he, she or it is obligated to contribute to us for his, her or its common units plus his, her or its share of any undistributed profits and assets. However, if it were determined that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner for cause;

  •
  to approve some amendments to our partnership agreement; or

  •
  to take other action under our partnership agreement,

        constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner.

Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he, she or it became a limited partner and that could not be ascertained from our partnership agreement.

        Our subsidiaries conduct business in 28 states and we may have subsidiaries that conduct business in additional states or countries in the future. Maintenance of our limited liability as owner of our operating subsidiaries may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our subsidiaries or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner for cause, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Partnership Interests

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders, except that we will need the consent of 66 2/3% of the outstanding Series A Preferred Units to issue, authorize or create any additional Series A Preferred Units or any class or series of partnership interests (or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any class or series of partnership interests) that, with respect to distributions on such partnership interests or distributions in respect of such partnership interests upon our liquidation, dissolution and winding up, ranks equal to or senior to the Series A Preferred Units.

        It is possible that we will fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing common unitholders in our distributions. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing common unitholders in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, subject to the voting rights of the Series A Preferred Units, we may also issue additional partnership interests that, as determined by our general partner, may have rights to distributions or special voting rights to which our common units and Class B Units are not entitled. In addition, subject to the voting rights of the Series A Preferred Units, our partnership agreement does not prohibit our subsidiaries from issuing equity interests, which may effectively rank senior in right of distributions or liquidation to our common units and Class B Units.

        Our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue partnership interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of our general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The common unitholders will not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests.

        In addition, pursuant to the Exchange Agreement, each of the Haymaker Holders and the Kimbell Art Foundation will be able to tender Tendered Units for redemption to the Operating Company. Each of the Haymaker Holders and the Kimbell Art Foundation will have the right to receive, at the election of the Operating Company, either a number of our common units equal to the number of Tendered Units or a cash payment equal to the number of Tendered Units multiplied by the current market price calculated in accordance with our partnership agreement of our common units. Please read "Description of our Common Units and Class B Units—Our Class B Units—Exchange Right."

Amendment of the Partnership Agreement

General

        Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to propose or approve any amendment to our partnership agreement in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by the holders of a unit majority. In addition, (i) any amendment that materially adversely affects any of the rights, preferences and privileges of the Series A Preferred Units must be approved by the affirmative vote of 66 2/3% of the Series A Preferred Units, voting separately as a class, and (ii) any amendment that would alter, amend or repeal the voting rights of the Class B Units or adopt any provision of our partnership agreement inconsistent with the voting rights of the Class B Units must be approved by the affirmative vote of the holders of a majority of the voting power of all Class B Units voting separately as a class.

Prohibited Amendments

        No amendment may be made that would:

  •
  enlarge the duties or payment obligations of any limited partner without his consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

  •
  enlarge the duties or payment obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld in its sole discretion.

        The provision of our partnership agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units, voting as a single class (including units owned by our general partner and its affiliates). As of September 10, 2018, all directors and officers of our general partner as a group beneficially own approximately 14.2% of our total outstanding common units and approximately 11.7% of the combined number of outstanding common units and Series A Preferred Units (on an as-converted basis at the then applicable conversion rate).

No Limited Partner Approval

        Subject to the voting rights of the Series A Preferred Units and Class B Units, our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

  •
  a change in our name, the location of our principal office, our registered agent or our registered office;

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  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

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  a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or other entity in which the limited partners have limited liability under the laws of any state;

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  a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974 ("ERISA"), whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

  •
  an amendment that our general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership interests;

  •
  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

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  an amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our partnership agreement;

  •
  any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with our conduct of activities as otherwise permitted by our partnership agreement;

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  an amendment providing that any transferee of a limited partner interest (including any nominee holder or an agent or representative acquiring such limited partner interest for the account of another person) shall be deemed to certify that the transferee is not an Ineligible Holder (as defined below);

  •
  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

  •
  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, subject to the voting rights of the Series A Preferred Units and Class B Units, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

  •
  do not adversely affect in any material respect the limited partners, considered as a whole, or any particular class of partnership interests as compared to other classes of partnership interests;

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

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  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

        The affirmative vote of 66 2/3% of the Series A Preferred Units, voting separately as a class, is necessary on any matter (including a merger, consolidation or business combination) that would materially adversely affect any of the rights, preferences and privileges of the Series A Preferred Units.

Opinion of Counsel and Unitholder Approval

        For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain such an opinion.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner for cause or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced.

        Any amendment that would increase the percentage of units required to remove our general partner for cause must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 66 2/3% of outstanding units. Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute at least a majority of the outstanding units.

Certain Provisions of the Agreement Governing our General Partner

        The limited liability company agreement of our general partner contains provisions that prohibit certain actions without a supermajority vote of at least 66 2/3% of the members of the board of directors of our general partner, including:

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  the incurrence of borrowings in excess of 2.5 times our Debt to EBITDAX Ratio (as defined below) for the preceding four quarters;

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  the reservation of a portion of cash generated from operations to finance acquisitions;

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  modifications to the definition of "available cash" in our partnership agreement; and

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  the issuance of any partnership interests that rank senior in right of distributions or liquidation to our common units.

        As used in the limited liability company agreement of our general partner, the term "Debt to EBITDAX Ratio" refers to the ratio of (i) the total debt of the Partnership and its consolidated subsidiaries as of the relevant determination date to (ii) EBITDAX (as defined in such agreement) of the Partnership and its consolidated subsidiaries for the most recent four fiscal quarter period, subject to certain exceptions.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

        In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Further, the affirmative vote of 66 2/3% of the Series A Preferred Units, voting separately as a class, is required for certain asset sales or if any such sale, merger, consolidation or other combination is materially adverse to any of the rights, preferences and privileges of the Series A Preferred Units. Please read "—Voting Rights." Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to the partnership agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction and the partnership interests to be issued by us in such merger do not exceed 20% of our outstanding partnership interests immediately prior to the transaction.

        If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and our general partner determines that the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. Our unitholders are not entitled to dissenters' rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

        We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

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  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

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  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

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  the entry of a decree of judicial dissolution of our partnership; or

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  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability under Delaware law of any limited partner.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as set forth in our partnership agreement. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

        Upon our liquidation, dissolution and winding up, the holders of the Series A Preferred Units will be entitled to receive, prior to any distribution of any of our assets to the holders of our common units or to the holders of any other class or series of our equity securities, an amount per Series A Unit equal to the Series A Redemption Price. After making such distribution to the holders of the Series A Preferred Units, and prior to making any distribution of any of our assets to the holders of our common units, the holders of the then outstanding Class B Units will be entitled to receive the Class B Unit Contribution in respect of each such Class B Unit.

Withdrawal or Removal of Our General Partner

        Except as provided below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2026 without obtaining the approval of the holders of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability. On or after December 31, 2026, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "—Transfer of General Partner Interest."

        Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read "—Dissolution."

        Our general partner may not be removed unless that removal is both (i) for cause and (ii) approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including common units and Class B Units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a unit majority. "Cause" is narrowly defined under our partnership agreement to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable to our the partnership or any limited partner for actual fraud or willful misconduct in its capacity as our general partner. Under this definition, "cause" generally does not include charges of poor management of the business. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal.

        As of September 10, 2018, all directors and officers of our general partner as a group beneficially own or control an aggregate of 14.2% of our outstanding common units and approximately 11.7% of the combined number of outstanding common units and Series A Preferred Units (on an as-converted basis at the then applicable conversion rate), and our Sponsors indirectly own and control our general partner.

        In the event of the removal of our general partner or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.

Transfer of General Partner Interest

        At any time, our general partner may transfer all or any of its general partner interest to another person without the approval of our common unitholders. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability.

Transfer of Ownership Interests in Our General Partner

        At any time, the owners of our general partner may sell or transfer all or part of their ownership interests in our general partner to an affiliate or any third party without the approval of our unitholders.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Kimbell Royalty GP, LLC as our general partner or from otherwise changing our management. Please read "—Withdrawal or Removal of Our General Partner" for a discussion of certain consequences of the removal of our general partner. If any person or group, other than (a) our general partner and its affiliates, (b) the Contributing Parties and their respective affiliates, (c) a direct or subsequently approved transferee of our general partner or its affiliates, (d) purchasers specifically approved by our general partner, (e) any holder of Series A Preferred Units in connection with any vote, consent or approval of the Series A Preferred Units as a separate class, or on an as-converted basis with the holders of the common units, on any matter, or (f) any person or group who owns 20% or more of our partnership interests of a class as the result of (i) any redemption or purchase of any other person's or persons' partnership interests by us or other similar action by us or (ii) any conversion of Series A Preferred Units into common units, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group loses voting rights on all of its units.

Limited Call Right

        If at any time our general partner and its affiliates (including our Sponsors and their respective affiliates) hold more than 80% of the sum of (i) the number of common units then outstanding and (ii) the number of Class B Units then outstanding equal to the number of OpCo Common Units, our general partner shall then have the right, which right it may assign and transfer in whole or in part to any of its affiliates or to us, exercisable at our general partner's option, to purchase all, but not less than all, of such common units and Class B Units (and treating the common units and Class B Units as a single class of units) then outstanding held by unaffiliated persons, as of a record date to be selected by our general partner, on at least 10, but not more than 60, days' notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest per unit price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased during the 90 day period preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

  •
  the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his, her or its limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his, her or its common units in the market. Please read "Material United States Federal Income Tax Consequences—Tax Consequences to United States Holders—Disposition of Common Units" and "Material United States Federal Income Tax Consequences—Tax Consequences to Non-United States Holders—Disposition of Common Units".

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his, her or its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Partnership Interests."

        However, if at any time any person or group, other than (a) our general partner and its affiliates, (b) the Contributing Parties and their respective affiliates, (c) a direct or subsequently approved transferee of our general partner or its affiliates, (d) purchasers specifically approved by our general partner, (e) any holder of Series A Preferred Units in connection with any vote, consent or approval of the Series A Preferred Units as a separate class, or on an as-converted basis with the holders of the common units, on any matter, or (f) any person or group who owns 20% or more of our partnership interests of a class as the result of (i) any redemption or purchase of any other person's or persons' partnership interests by us or other similar action by us or (ii) any conversion of Series A Preferred Units into common units, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his, her or its nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record common unitholders under our partnership agreement will be delivered to the record holder by us or by the transfer agent or an exchange agent.

Status as Limited Partner

        By transfer of units in accordance with our partnership agreement, each transferee of units shall be admitted as a limited partner with respect to our units transferred when such transfer and admission are reflected in our books and records. Except as described under "—Limited Liability," our common units and Series A Preferred Units will be fully paid, and unitholders will not be required to make additional contributions.

Ineligible Holders; Redemption

        Under our partnership agreement, an "Ineligible Holder" is a limited partner whose, or whose owners', nationality, citizenship or other related status would create a substantial risk of cancellation or forfeiture of any property in which we have an interest, as determined by our general partner with the advice of counsel.

        If at any time our general partner determines, with the advice of counsel, that one or more limited partners are Ineligible Holders, then our general partner may request any limited partner to furnish to our general partner an executed certification or other information about his, her or its nationality, citizenship or related status. If a limited partner fails to furnish such certification or other requested information within 30 days (or such other period as our general partner may determine) after a request for such certification or other information, or our general partner determines after receipt of the information that the limited partner is an Ineligible Holder, the limited partner may be treated as an Ineligible Holder. An Ineligible Holder does not have the right to direct the voting of its units and may not receive distributions in kind upon our liquidation.

        Furthermore, we have the right to redeem all of our units of any holder that our general partner concludes is an Ineligible Holder or fails to furnish the information requested by our general partner. The redemption price in the event of such redemption for each unit held by such unitholder will be the current market price of such unit (the date of determination of which shall be the date fixed for redemption). The redemption price will be paid, as determined by our general partner, in cash or by delivery of a promissory note. Any such promissory note will bear interest at the rate of 5% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of our general partner or any departing general partner;

  •
  any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of us, our subsidiaries or any entity set forth in the preceding three bullet points;

  •
  any person who is or was serving as a manager, managing member, general partner, director, officer, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates; and

  •
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Kimbell Operating, a wholly owned subsidiary of our general partner, provides management, administrative and operational services to us pursuant to a management services agreement. These services are provided indirectly by affiliates of our general partner and our Sponsors. Our general partner is entitled to determine in good faith the expenses that are allocable to us. Our partnership agreement does not set a limit on the amount of expenses for which our general partner and its affiliates may be reimbursed.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. These books will be maintained for financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will mail or make available to record holders of our units, within 105 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter. We will be deemed to have made any such annual or quarterly report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website that we maintain.

        We will furnish each record holder with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him, her or it in determining his, her or its federal and state tax liability and in filing his, her or its federal and state income tax returns, regardless of whether he, she or it supplies us with the necessary information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

  •
  a current list of the name and last known address of each record holder;

  •
  copies of our partnership agreement and our certificate of limited partnership and all amendments thereto; and

  •
  certain information regarding the status of our business and financial condition.

        Our general partner may, and intends to, keep confidential from the limited partners any information that our general partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which our general partner in good faith believes is not in our best interests, could damage us or our business or that we are required by law, regulation or by agreements with third parties to keep confidential. Our partnership agreement limits the rights to information that a limited partner would otherwise have under Delaware law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        This section summarizes the material United States federal income tax consequences that may be relevant to unitholders and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to "we" or "us" are references to Kimbell Royalty Partners, LP and its subsidiaries.

        The following discussion gives effect to the Tax Election. For a more complete description of the Tax Election, please read "About Kimbell Royalty Partners, LP—Pending Tax Election and Restructuring" and the Information Statement. As of September 11, 2018, the Tax Election has not become effective.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Mayer Brown LLP and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address local taxes, state taxes, non-United States taxes, other taxes or all federal income tax matters that affect us or our unitholders such as the application of the alternative minimum tax that may be applicable to certain unitholders. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the United States dollar as their functional currency, who use the calendar year as their taxable year, and who hold such common units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-United States persons, individual retirement accounts, employee benefit plans, real estate investment trusts or mutual funds. If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common units, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Except as expressly described in this summary, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the United States federal income tax laws. Accordingly, we encourage each prospective unitholder to consult the unitholder's own tax advisor in analyzing the federal, state, local and non-United States tax consequences particular to that unitholder resulting from ownership or disposition of common units and potential changes in applicable tax laws.

        We are relying on opinions and advice of Mayer Brown LLP with respect to the matters described herein. An opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

Corporate Status

        Although we are a Delaware limited partnership, we will be treated as an entity taxable as a corporation for United States federal income tax purposes as a result of the Tax Election. Thus, we will be obligated to pay United States federal income tax on our net taxable income, and distributions on our common units will be treated as distributions on corporate stock for federal income tax purposes. Currently, the corporate United States federal income tax rate is 21%. In addition, no Schedule K-1s will be issued with respect to the common units; instead holders of common units will receive a Form 1099 from us with respect to distributions received on the common units.

        We expect that the change in our federal income tax status from partnership to corporation will not result in the recognition of gain or loss to us or to a holder of common units, except that a holder of common units will recognize gain to the extent that the amount of partnership liabilities allocated to that unitholder exceeds that unitholder's tax basis for the unitholder's partnership interest.

Tax Consequences to United States Holders

        The discussion in this section is addressed to holders of our common units who are United States holders. You are a United States holder for purposes of this discussion if you are a beneficial owner of our common units and you are, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

  •
  a trust if (i) a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.

Treatment of Distributions

        Distributions with respect to our common units will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of a distribution with respect to our common units exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the United States holder's adjusted tax basis in such common units, which reduces such basis dollar-for-dollar, and thereafter as capital gain. Such gain will be long-term capital gain provided that the United States holder has held such common units for more than one year as of the time of the distribution. Subject to the discussion below under "—3.8% Tax on Net Investment Income," individuals that receive distributions on our common units that are treated as dividends for United States federal income tax purposes generally would be subject to United States federal income tax at a maximum tax rate of 20% on such dividends provided certain holding period requirements are met. United States corporate holders of our common units that receive a distribution from us treated as a dividend for United States federal income tax purposes may be eligible for the corporate dividends-received deduction (subject to certain limitations, including limitations on the aggregate amount of the deduction that may be claimed and limitations based on the holding period of the common units on which the dividends were paid, which holding period may be reduced if the holder engages in risk reduction transactions with respect to its common units).

        Investors in our common units are encouraged to consult their tax advisors as to the tax consequences of receiving distributions on our common units that do not qualify as dividends for United States federal income tax purposes, including, in the case of corporate investors, the inability to claim the corporate dividends received deduction with respect to such distributions.

Disposition of Common Units

        A holder of common units generally will recognize capital gain or loss on a sale, an exchange, certain redemptions, or other taxable dispositions of our common units equal to the difference, if any, between the amount realized upon the disposition of such common units and the United States holder's adjusted tax basis in those units. A United States holder's tax basis in the common units generally will be equal to the amount paid for such units (or, in the case of a holder of common units on the effective date of the change in our tax status from partnership to corporation, that holder's adjusted tax basis in the holder's partnership interest) reduced (but not below zero) by distributions received on such units that are not treated as dividends for United States federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the United States holder's holding period for the units sold or disposed of is more than one year. Subject to the discussion below under "—3.8% Tax on Net Investment Income," long-term capital gains of individuals generally are subject to a reduced maximum United States federal income tax rate of 20%. The deductibility of net capital losses is subject to limitations.

Tax-Exempt Organizations and Other Investors

        A tax-exempt investor will not have unrelated business taxable income attributable to its ownership of common units or to its sale, exchange or other disposition of common units unless its ownership of common units is debt-financed. In general, common units would be debt-financed if the tax-exempt investor incurs debt to acquire common units or otherwise incurs or maintains a debt that would not have been incurred or maintained if those common units had not been acquired.

        Distributions that constitute dividends with respect to the common units will result in income that is qualifying income for a regulated investment company or a mutual fund. Furthermore, any gain from the sale, exchange or other disposition of the common units will constitute gain from the sale, exchange or other disposition of stock or securities and will also result in income that is qualifying income for a regulated investment company. Finally, the common units will constitute qualifying assets to a regulated investment company, provided such regulated investment company does not violate certain percentage ownership limitations with respect to the common units.

Backup Withholding and Information Reporting

        Information returns generally will be filed with the IRS with respect to distributions on our common units and the proceeds from a disposition of our common units. United States holders may be subject to backup withholding on distributions with respect to our common units and on the proceeds of a disposition of our common units unless such United States holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a United States holder's United States federal income tax liability, and the United States holder may be entitled to a refund, provided the United States holder timely furnishes the required information to the IRS. United States holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

Tax Consequences to Non-United States Holders

        The discussion in this section is addressed to holders of our common units who are non-United States holders. For purposes of this discussion, a non-United States holder is a beneficial owner of our common units that is neither a partnership nor a United States holder as defined above.

Treatment of Distributions

        Generally, a distribution treated as a dividend paid to a non-United States holder on our common units will be subject to United States withholding tax at a rate of 30% of the gross amount of the distribution, or such lower rate as may be specified by an applicable income tax treaty. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-United States holder's adjusted tax basis in its common units (but not below zero). The remaining amount of such distribution will be treated as gain from the sale of such common units and will have the tax consequences described below under "—Disposition of Common Units." The rules applicable to distributions by "USRPHCs" (as defined below) to non-United States persons that exceed current and accumulated earnings and profits are not clear. As a result, it is possible that United States federal income tax at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC) may be withheld from distributions received by non-United States holders that exceed our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate on distributions, a non-United States holder must provide the withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form) certifying qualification for the reduced rate.

        Non-United States holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our common units, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.

        Distributions treated as dividends that are paid to a non-United States holder and are effectively connected with a trade or business conducted by the non-United States holder in the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment maintained by the non-United States holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Effectively connected dividend income will not be subject to United States withholding tax if the non-United States holder satisfies certain certification requirements by providing to the withholding agent a properly executed IRS Form W-8ECI (or other appropriate form) certifying eligibility for the exemption. If the non-United States holder is a corporation, that portion of the corporation's earnings and profits for the taxable year, as adjusted for certain items, that is effectively connected with its United States trade or business (and, if required by applicable income tax treaty, is attributable to a permanent establishment maintained by the corporate non-United States holder in the United States) may also be subject to a "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable tax treaty.

Disposition of Common Units

        A non-United States holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common units unless:

  •
  the non-United States holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

  •
  the gain is effectively connected with a trade or business conducted by the non-United States holder in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-United States holder in the United States); or

  •
  our common units constitute a United States real property interest by reason of our status as a United States real property holding corporation, or USRPHC, for United States federal income tax purposes.

        A non-United States holder described in the first bullet point above will be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty) on the amount of such gain (which may be offset by United States source capital losses, provided that the non-United States holder has timely filed United States federal income tax returns with respect to such losses).

        A non-United States holder whose gain is described in the second bullet point above will be subject to United States federal income tax on any gain recognized on a net income basis at the same graduated rates generally applicable United States persons unless an applicable tax treaty provides otherwise. Corporate non-United States holders may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable tax treaty) of their effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

        Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for United States federal income tax purposes. However, as long as our common units are "regularly traded on an established securities market," a non-United States holder will be taxable on gain recognized on the disposition of our common units as a result of our status as a USRPHC only if the non-United States holder actually or constructively owns, or owned at any time during the five-year period ending on the date of the disposition or, if shorter, the non-United States holder's holding period for the common units, more than 5% of our common units. If our common units were not considered to be regularly traded on an established securities market, all non-United States holders would be subject to United States federal income tax on a disposition of our common units, and a 15% withholding tax would apply to the gross proceeds from the sale of our common units by such non-United States holder.

        Non-United States holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common units.

Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS and to each non-United States holder the amount of dividends paid to such holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the recipient's country of residence.

        Payments of dividends to a non-United States holder generally will not be subject to backup withholding if the non-United States holder establishes an exemption by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8, provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a United States person that is not an exempt recipient.

        Payments of the proceeds from a sale or other disposition by a non-United States holder of our common units effected by or through a United States office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-United States holder establishes an exemption by properly certifying its non-United States status on an IRS

Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 and certain other conditions are met or the non-United States holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common units effected outside the United States by a foreign office of a broker. However, unless such broker has documentary evidence in its records that the holder is a non-United States holder and certain other conditions are met, or the non-United States holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common units effected outside the United States by such a broker if it has certain relationships within the United States.

        Backup withholding is not an additional tax. Rather, the United States income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that certain required information is timely furnished to the IRS.

Additional Withholding Requirements under Foreign Account Tax Compliance Act

        Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder ("FATCA") impose a 30% withholding tax on certain payments on our common units and on gross proceeds from a disposition of our common units, in each case if not treated as effectively connected with a United States trade or business and paid to a foreign financial institution or a non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the United States government to withhold on certain payments, and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial United States owners or provides the withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country or future Treasury Regulations may modify these requirements.

        Payments subject to withholding tax under FATCA generally include non-effectively connected dividends paid on common units and non-effectively connected gross proceeds from sales or other dispositions occurring after December 31, 2018 of common units. Holders are encouraged to consult their tax advisors regarding the possible implications of FATCA.

3.8% Tax on Net Investment Income

        Certain holders that are individuals, trusts or estates will be subject to an additional 3.8% tax on net investment income, which generally will include dividends received and gain recognized with respect to our common units. For individual United States holders, this tax applies to the lesser of (i) "net investment income," or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals a holder's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. You are urged to consult your own tax advisors regarding the application of this additional tax to your particular circumstances.

        INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

Tax Consequences of Ownership of Preferred Units, Partnership Securities, Warrants or Rights

        A description of the material federal income tax consequences of the acquisition, ownership and disposition of preferred units, partnership securities, warrants or rights will be set forth in the prospectus supplement relating to the offering of any preferred units, partnership securities, warrants or rights, as applicable.

INVESTMENT IN KIMBELL ROYALTY PARTNERS, LP BY EMPLOYEE BENEFIT PLANS

        An investment in our securities by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, restrictions imposed by Section 4975 of the Code, and/or provisions under any federal, state, local, non-United States or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"). For these purposes the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs and entities whose underlying assets are considered to include "plan assets" of such plans, accounts or arrangements. In considering an investment in our securities, among other things, consideration should be given to:

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

  •
  whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

  •
  whether the investment is permitted under the terms of the applicable documents governing the employee benefit plan;

  •
  whether in making the investment, the employee benefit plan will be considered to hold, as plan assets, (1) only the investment in our securities or (2) an undivided interest in our underlying assets;

  •
  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read "Material United States Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors"; and

  •
  whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in our securities is authorized by the appropriate governing instrument and is a proper investment for the plan.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the employee benefit plan, unless an exemption is applicable. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code.

Plan Asset Issues

        In addition to considering whether the purchase of our securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our securities, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

        The United States Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under these regulations, an entity's assets would not be considered to be "plan assets" if, among other things:

  (1)
  the equity interests acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

  (2)
  the entity is an "operating company"—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

  (3)
  there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

        The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Code and applicable Similar Laws is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Plan fiduciaries contemplating a purchase of our securities should consult with their own counsel regarding the consequences under ERISA, the Code and any other applicable Similar Laws in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

 SELLING UNITHOLDERS

        This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 15,945,946 common units, including 10,000,000 common units owned by the Haymaker Sellers (as defined below) and 5,945,946 common units issuable upon conversion of 110,000 Series A Preferred Units owned by the Series A Purchasers.

        On May 28, 2018, we entered into two security purchase agreements (the "Haymaker Purchase Agreements"), pursuant to which Haymaker Minerals & Royalties, LLC, a Delaware limited liability company ("Haymaker Seller 1"), and Haymaker Resources, LP, a Delaware limited partnership ("Haymaker Seller 2" and together with Haymaker Seller 1, the "Haymaker Sellers"), agreed to contribute various entities to us in exchange for cash and common units. The transactions contemplated by the Haymaker Purchase Agreements are referred to herein as the "Haymaker Transactions."

        On May 28, 2018, we also entered into the Series A Preferred Unit Purchase Agreement with the Series A Purchasers to issue and sell 110,000 Series A Preferred Units.

        The closing of the Haymaker Transactions and the transactions contemplated under the Series A Preferred Unit Purchase Agreement occurred on July 12, 2018. In connection with the closing of the Haymaker Transactions, we issued 10,000,000 common units to the Haymaker Sellers, consisting of 4,000,000 common units issued to entities designated by Haymaker Seller 1 and 6,000,000 common units issued to entities designated by Haymaker Seller 2. In connection with the closing of the transactions contemplated under the Series A Preferred Unit Purchase Agreement, we issued 110,000 Series A Preferred Units to the Series A Purchasers. We used the proceeds from the issuance of the Series A Preferred Units to partially fund the cash purchase price of the Haymaker Transactions. Each of the selling unitholders acquired its common units or Series A Preferred Units in a private placement exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.

        Pursuant to the terms of the Haymaker Purchase Agreements and the Series A Preferred Unit Purchase Agreement, on July 12, 2018, in connection with the closing of the Haymaker Transactions and the transactions contemplated under the Series A Preferred Unit Purchase Agreement, we entered into a registration rights agreement with the holders of the common units issued pursuant to the Haymaker Purchase Agreements and Series A Preferred Unit Purchase Agreement, pursuant to which, among other things, we agreed to prepare and file a shelf registration statement with respect to the resale of the common units issued to the entities designated by the Haymaker Sellers under the Haymaker Purchase Agreements and issuable upon conversion of the Series A Preferred Units issued to the Series A Purchasers under the Series A Preferred Unit Purchase Agreement. We are registering the common units described in this prospectus pursuant to this registration rights agreement.

        The following table sets forth the name of each selling unitholder, the number of Series A Preferred Units beneficially owned prior to the offering, the number of common units beneficially owned prior to the offering, the number of common units being offered for each selling unitholder's account and the amount to be owned and the percentage of common units outstanding beneficially owned by each selling unitholder following the completion of the offering (assuming each selling unitholder sells all of the common units covered by this prospectus). The percentages of common units outstanding have been calculated based on 26,839,462 common units outstanding as of September 10, 2018. To our knowledge, the selling unitholders have held no position or office or had any other material relationship with us or any of our affiliates or predecessors during the past three years, other than (i) the Haymaker Transactions and related agreements, including the Haymaker Purchase Agreements and the registration rights agreement described above, (ii) their ownership of Series A Preferred Units and common units, as applicable and (iii) the Up-C Transaction.

        We have prepared the table and the related notes based on information supplied to us by the selling unitholders. We have not sought to verify such information. Additionally, some or all of the selling unitholders may have sold or transferred some or all of the units listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Information concerning the selling unitholders may change from time to time and, if necessary, we will supplement this prospectus accordingly.

				Common Units Beneficially Owned After the Offering(3)
	Series A Preferred Units Beneficially Owned Prior to the Offering	Common Units Beneficially Owned Prior to the Offering(1)
Selling Unitholder			Common Units Being Offered(2)(3)	Number of Units	Percent
AA Direct, L.P.(4)	1,980	107,027	107,027	0	*
AP KRP Holdings, L.P.(4)	60,280	3,258,378	3,258,378	0	*
AIE III Investments, L.P.(4)	4,950	267,568	267,568	0	*
Apollo Kings Alley Credit SPV, L.P.(4)	5,170	279,459	279,459	0	*
Apollo SPN Investments I (Credit), LLC(4)	3,080	166,486	166,486	0	*
Apollo Thunder Partners, L.P.(4)	5,170	279,459	279,459	0	*
ATCF SPV, LLC(4)	13,310	719,459	719,459	0	*
Apollo Union Street SPV, L.P.(4)	4,070	220,000	220,000	0	*
Zeus Investments, L.P.(4)	8,360	451,892	451,892	0	*
Apollo Lincoln Private Credit Fund, L.P.(4)	3,630	196,216	196,216	0	*
Haymaker Minerals & Royalties, LLC(5)	0	4,000,000	4,000,000	0	*
EIGF Aggregator III LLC(6)	0	4,599,554	4,599,554	0	*
TE Drilling Aggregator LLC(6)	0	314,005	314,005	0	*
Haymaker Management, LLC(7)	0	1,086,441	1,086,441	0	*

*
Represents less than 1%.

(1)
Calculated in accordance with Rule 13d-3 under the Exchange Act.

(2)
As of September 11, 2018, the Series A Preferred Units have not been converted in part or in full. Assumes the full conversion of the Series A Preferred Units issued to the selling unitholders based on the initial conversion rate.

(3)
Assumes the sale of all common units beneficially owned by the applicable selling unitholder.

(4)
We have been advised by the selling unitholder that Joseph D. Glatt, as vice president of one or more affiliates and/or funds or separate accounts managed by Apollo Credit Management, LLC and/or its affiliates, has power to vote or dispose of the securities.

(5)
The principal business office address of Haymaker Minerals & Royalties, LLC is 5300 Memorial Drive, Suite 500, Houston, Texas 77007. The 4,000,000 common units are owned directly by Haymaker Minerals & Royalties, LLC. Kayne Anderson Capital Advisors, L.P. ("KACALP") is the managing member of the general partner of Kayne Anderson Energy Fund VI LP ("EF VI"), a member of Haymaker Minerals & Royalties, LLC holding the right to appoint four of the seven representatives to the board of managers of Haymaker Minerals & Royalties, LLC. The four representatives to the board of managers of Haymaker Minerals & Royalties, LLC appointed by EF VI possess the majority vote of the board of managers of Haymaker Minerals & Royalties, LLC. As a result, KACALP may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the common units owned by Haymaker Minerals &

  Royalties, LLC. Richard A. Kayne is the controlling shareholder of Kayne Anderson Investment Management, Inc., the general partner of KACALP. Mr. Kayne is also a limited partner of EF VI. KACALP disclaims beneficial ownership of the securities owned by Haymaker Minerals & Royalties, LLC in excess of its pecuniary interest therein and this statement shall not be deemed an admission that KACALP is the beneficial owner of the reported common units for the purposes of Section 13(d) of the Exchange Act or any other purpose. Mr. Kayne disclaims beneficial ownership of the common units reported, except those common units held by him or attributable to him by virtue of his limited partner interest in EF VI and his indirect interest in the interest of KACALP in EF VI. 400,000 or 10% of the 4,000,000 common units are subject to an Escrow Agreement dated May 28, 2018 among Haymaker Minerals & Royalties, LLC, us and Citibank, N.A. as escrow agent and will be released over a one year period assuming Haymaker Minerals & Royalties, LLC will have no indemnification obligations under the Securities Purchase Agreement among Haymaker Minerals & Royalties, LLC, Haymaker Services, LLC and us dated as of May 28, 2018.

(6)
EIGF Aggregator LLC ("EIGF Aggregator") is the managing member of EIGF Aggregator III LLC ("EIGF Aggregator III"). KKR Energy Income and Growth Fund I L.P. ("KKR Energy Income") is the managing member of EIGF Aggregator. KKR Energy Income and Growth Fund I-TE L.P. ("KKR Energy Income TE") is the sole member of TE Drilling Aggregator LLC ("TE Drilling Aggregator"), and KKR Associates EIGF TE L.P. ("KKR Associates TE") is the general partner of KKR Energy Income TE. KKR Associates EIGF L.P. ("KKR Associates") is the general partner of KKR Energy Income. KKR EIGF LLC ("KKR EIGF") is the general partner of KKR Associates and the general partner of KKR Associates TE. KKR Upstream Associates LLC ("KKR Upstream Associates") is the sole member of KKR EIGF. KKR Fund Holdings L.P. ("KKR Fund Holdings") and KKR Upstream LLC ("KKR Upstream") are the members of KKR Upstream Associates. KKR Fund Holdings is the sole member of KKR Upstream. KKR Fund Holdings GP Limited ("KKR Fund Holdings GP") is a general partner of KKR Fund Holdings. KKR Group Holdings Corp. ("KKR Group Holdings") is the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings. KKR & Co. Inc. ("KKR & Co.") is the sole shareholder of KKR Group Holdings. KKR Management LLC ("KKR Management") is the controlling shareholder of KKR & Co. Messrs. Kravis and Roberts are the designated members of KKR Management. As such, each of the above may be deemed the beneficial owners having shared voting and investment power with respect to all or a portion of the securities held by EIGF Aggregator III and TE Drilling Aggregator. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(7)
Haymaker Management, LLC is governed by a board of managers consisting of Karl Brensike, Doug Collins, and Vasilis Mouratoff, each of whom may be deemed to share voting and dispositive power over the securities held by Haymaker Management, LLC and may also be deemed to be the beneficial owner of these securities, but disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities. The principal business address of the foregoing entity and persons is 5300 Memorial Drive, Suite 500, Houston Texas 77007.

PLAN OF DISTRIBUTION

        We and the selling unitholders may sell the securities being offered hereby in and outside the United States through the methods described below or by any other method permitted pursuant to applicable law, including through a combination of methods.

        The prospectus supplement, if required, will set forth any required information such as the terms of the offering, the method of distribution and the following:

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities from us or the selling unitholders;

  •
  the net proceeds to us or the selling unitholders from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any over-allotment options under which underwriters may purchase additional securities from us or the selling unitholders;

  •
  any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any commissions paid to agents;

  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed; and

  •
  any additional or different material United States federal income tax considerations relating to the purchase, ownership or disposition of such securities.

Sale Through Underwriters or Dealers

        If we or the selling unitholders use one or more underwriters in the sale of securities, we, and where applicable, the selling unitholders, will execute an underwriting agreement with the underwriter at the time of sale and will, if required, provide the name of any underwriter in any applicable prospectus supplement that the underwriter will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and any underwritten offering may be on a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we or the selling unitholders use dealers in the sale of securities, we or the selling unitholders may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. We or the selling unitholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. If required, we or the selling unitholders will include in any applicable prospectus supplement the names of the dealers, information about any compensation paid to the dealers and the terms of the transaction.

Sales Through Agents

        We or the selling unitholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the common units included in this prospectus, or to sell such common units in ordinary brokerage transactions, on our or the selling unitholders' behalf. If required, the name of any agent involved in the offer or sale of the offered securities and any commissions payable by us or the selling unitholders to the agent will be included in any applicable prospectus supplement. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act in such offering.

Direct Sales

        We or the selling unitholders may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling unitholders may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery or Forward Contracts

        We or the selling unitholders may authorize agents, underwriters or dealers to solicit offers to purchase securities from us or the selling unitholders at the public offering price set forth in any applicable prospectus supplement under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in any applicable prospectus supplement.

At-the-Market Offerings

        We, the selling unitholders or their respective underwriters, broker-dealers, or agents may make sales of the common units that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such common units made directly on or through the NYSE, the existing trading market for the common units, or in the over-the-counter market or otherwise.

Remarketing

        We or the selling unitholders may sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our or the selling unitholders' agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in any applicable prospectus supplement as required. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We or the selling unitholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or the selling unitholders or borrowed from us the selling unitholders, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling unitholders in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in any applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we or the selling unitholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Sales by the Selling Unitholders

        We are registering 15,945,946 common units described in this prospectus to permit the resale of these securities by the selling unitholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling unitholders of the securities.

        The selling unitholders may act independently of us in making decisions with respect to the timing, manner and size of each of its sales. The selling unitholders may make sales of the common units from time to time though one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers, or through agents, on the NYSE or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, or at privately negotiated prices.

        The registration rights agreement that we entered into with the Haymaker Sellers and the Series A Purchasers requires us to indemnify in certain circumstances certain of the selling unitholders of the common units registered on their behalf by the registration statement, against certain liabilities to which they may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act. The registration rights agreement also requires certain of the selling unitholders to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act.

        We have agreed to pay the expenses of the registration of the common units offered and sold by the selling unitholders under the registration statement. The selling unitholders will pay any underwriting discounts and commissions applicable to the common units sold by such selling unitholders.

        Any selling unitholder that is a broker-dealer or an affiliate of a broker-dealer may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. As a result, any profits derived by such selling unitholder on the sale of common units included in this prospectus and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Selling unitholders who are deemed to be "underwriters" within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Such selling unitholders may also be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

General Information

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or the selling unitholders in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in any applicable prospectus supplement any required information regarding any underwriting discounts or other compensation that we or the selling unitholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

        We or the selling unitholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us or the selling unitholders in the ordinary course of their businesses.

        Other than the common units, which are listed on the NYSE, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

        In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we or the selling unitholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

        A prospectus and any applicable accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        Because the Financial Industry Regulatory Authority, Inc. ("FINRA") views our common units as interests in a direct participation program, any offering of common units pursuant to this registration statement will be made in compliance with FINRA Rule 2310.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in any applicable accompanying prospectus supplement, if required.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of the securities and certain other legal and tax matters will be passed upon for us by Mayer Brown LLP, Houston, Texas. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

        The audited financial statements of Kimbell Royalty Partners, LP incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The audited historical consolidated financial statements of Haymaker Minerals & Royalties, LLC included in Exhibit 99.1 of Kimbell Royalty Partners, LP's Current Report on Form 8-K/A dated July 27, 2018 have been so incorporated in this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Haymaker Properties, LP as of and for the years ended December 31, 2017 and 2016, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to related party transactions and an other matter paragraph related to the supplemental oil and gas information) incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Information incorporated in this prospectus by reference from Kimbell Royalty Partners, LP's Annual Report on Form 10-K regarding estimates of our proved reserves, future production and income attributable to certain royalty interests of Kimbell Royalty Partners, LP is based upon estimates of such reserves and present values prepared by Ryder Scott Company, L.P., a third-party independent petroleum engineer, as of December 31, 2017. This information is incorporated by reference in reliance upon the authority of said firm as experts in such matters.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. Underwriting and other selling discounts and commissions in connection with the offering of common units by a selling unitholder will be payable by the applicable selling unitholder. The selling unitholders will not bear any portion of the below expenses. With the exception of the SEC registration fee, the amounts set forth below are estimates:

SEC registration fee	$69,370.05
FINRA filing fee	$84,078.38
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total		*

*
These fees are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The section of the prospectus entitled "The Partnership Agreement—Indemnification" is incorporated herein by reference and discloses that we will generally indemnify the directors, officers and affiliates of the general partner to the fullest extent permitted by law against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

        Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Kimbell Royalty GP, LLC, our general partner, provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. We may enter into indemnity agreements with each of the current directors and officers of our general partner to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our general partner's limited liability company agreement and to provide additional procedural protections.

        Any underwriting or purchase agreement entered into in connection with the sale of the securities offered pursuant to this registration statement may provide for indemnification of officers and directors of our general partner, including for liabilities incurred under the Securities Act.

        Our general partner maintains insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

Item 16.    Exhibits.

        See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17.    Undertakings.

(1)
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (e)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.		Description
1.1	**	Form of Underwriting Agreement.
2.1
Contribution, Conveyance, Assignment and Assumption Agreement, dated as of December 20, 2016, by and among Kimbell Royalty Partners, LP, Kimbell Royalty GP, LLC, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell Royalty Holdings, LLC, and the other parties named therein (incorporated by reference to Exhibit 2.1 to Kimbell Royalty Partners, LP's Registration Statement on Form S-1 (File No. 333-215458) filed on January 6, 2017).
4.1
Certificate of Limited Partnership of Kimbell Royalty Partners, LP (incorporated by reference to Exhibit 3.1 to Kimbell Royalty Partners, LP's Registration Statement on Form S-1 (File No. 333-215458) filed on January 6, 2017).
4.2
Second Amended and Restated Agreement of Limited Partnership of Kimbell Royalty Partners LP, dated as of July 12, 2018 (incorporated by reference to Exhibit 3.1 to Kimbell Royalty Partners, LP's Form 8-K filed on July 18, 2018).
4.3
Form of Third Amended and Restated Agreement of Limited Partnership of Kimbell Royalty Partners LP (incorporated by reference to Annex A-1 to Kimbell Royalty Partners, LP's Schedule 14C filed on July 26, 2018).
4.4
Certificate of Formation of Kimbell Royalty GP, LLC (incorporated by reference to Exhibit 3.3 to Kimbell Royalty Partners, LP's Registration Statement on Form S-1 (File No. 333-215458) filed on January 6, 2017).
4.5
First Amended and Restated Limited Liability Company Agreement of Kimbell Royalty GP, LLC, dated as of February 8, 2017 (incorporated by reference to Exhibit 3.2 to Kimbell Royalty Partners, LP's Form 8-K filed on February 14, 2017).
4.6
Form of First Amended and Restated Agreement of Limited Liability Company Agreement of Kimbell Royalty Operating, LLC (incorporated by reference to Annex D to Kimbell Royalty Partners, LP's Schedule 14C filed on July 26, 2018).
5.1	*	Opinion of Mayer Brown LLP as to the legality of the securities being registered.
8.1	*	Opinion of Mayer Brown LLP relating to tax matters.
12.1	*	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Units Dividends.
23.1	*	Consent of Grant Thornton, LLP.
23.2	*	Consent of Ryder Scott Company, L.P.
23.3	*	Consent of PricewaterhouseCoopers LLP.
23.4	*	Consent of Deloitte & Touche LLP.
23.5	*	Consent of Mayer Brown LLP (contained in Exhibit 5.1).
23.6	*	Consent of Mayer Brown LLP (contained in Exhibit 8.1).
24.1	***	Powers of Attorney (contained on signature pages of the initial Registration Statement).

*
Filed herewith.

**
To be filed as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

***
Previously filed as an exhibit to the Form S-3 filed on July 30, 2018, and incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 11, 2018.

KIMBELL ROYALTY PARTNERS, LP
By:	Kimbell Royalty GP, LLC, its general partner
By:	/s/ Robert D. Ravnaas Robert D. Ravnaas Chief Executive Officer and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Robert D. Ravnaas Robert D. Ravnaas	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 11, 2018
/s/ R. Davis Ravnaas R. Davis Ravnaas	President and Chief Financial Officer (Principal Financial Officer)	September 11, 2018
* Jeff McInnis	Chief Accounting Officer (Principal Accounting Officer)	September 11, 2018
* Brett G. Taylor	Executive Vice Chairman and Director	September 11, 2018
* Ben Fortson	Director	September 11, 2018
* Mitch S. Wynne	Director	September 11, 2018
* T. Scott Martin	Director	September 11, 2018

Signature	Title	Date

* Craig Stone	Director	September 11, 2018
* William H. Adams III	Director	September 11, 2018
* Erik B. Daugbjerg	Director	September 11, 2018

*By:	/s/ Robert D. Ravnaas Robert D. Ravnaas Attorney-in-Fact